                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-12

                              RAIT INVESTMENT TRUST
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 Not Applicable
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies: _____________

2) Aggregate number of securities to which transaction applies: ________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): ___________________________________

4) Proposed maximum aggregate value of transaction: ____________________________

5) Total fee paid: _____________________________________________________________

[ ]   Fee paid previously with preliminary materials.

[ ]   Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid: _____________________________________________________

2) Form, Schedule or Registration Statement No.: _______________________________

3) Filing Party: _______________________________________________________________

4) Date Filed: _________________________________________________________________

                             RAIT INVESTMENT TRUST
                           c/o RAIT Partnership, L.P.
                         1818 Market Street, 28th Floor
                             Philadelphia, PA 19103

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 18, 2005

To the Shareholders of RAIT INVESTMENT TRUST:

     Notice is hereby given that the annual meeting (the "Meeting") of shareholders of RAIT INVESTMENT TRUST, a Maryland real estate investment trust (the "Company"), will be held at the Union League of Philadelphia, 140 S. Broad Street, Philadelphia, Pennsylvania 19102 on Wednesday, May 18, 2005, at 9:00 A.M., Philadelphia time, for the following purposes:

          1. To elect seven trustees to serve until the next annual meeting of shareholders in 2006.

          2. To approve an amendment and restatement of the RAIT Investment Trust 1997 Stock Option Plan (the "Equity Plan"), including renaming the Equity Plan as the RAIT Investment Trust 2005 Equity Compensation Plan, increasing the number of the Company's common shares authorized for issuance under the Equity Plan, modifying the types of grants that may be made under the Equity Plan and extending the term of the Equity Plan.

          3. To approve the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2005.

          4. To transact such other business as may properly be brought before the Meeting and any adjournment, postponement or continuation thereof.

     Only shareholders of record on the books of the Company at the close of business on February 25, 2005 will be entitled to notice of and to vote at the Meeting or any adjournments thereof. A list of shareholders entitled to vote at the Meeting will be available for inspection at the Meeting and at the offices of the Company at 1818 Market Street, 28th Floor, Philadelphia, Pennsylvania 19103. The stock transfer books will not be closed.

     SHAREHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE ITS USE.

                                          By order of the Board of Trustees

                                          /s/ JONATHAN Z. COHEN
                                          --------------------------------------
                                          JONATHAN Z. COHEN,
                                          Secretary

April 8, 2005

                             RAIT INVESTMENT TRUST
                           c/o RAIT Partnership, L.P.
                        1818 Market Street, 28th Floor,
                             Philadelphia, PA 19103

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS

                                    GENERAL

INTRODUCTION

     The annual meeting (the "Meeting") of shareholders of RAIT Investment Trust (the "Company") will be held on Wednesday, May 18, 2005, at 9:00 A.M., Philadelphia time, at the Union League of Philadelphia, 140 S. Broad Street, Philadelphia, Pennsylvania 19102 for the purposes set forth in the accompanying notice. Only shareholders of record at the close of business on February 25, 2005 will be entitled to notice of and to vote at such Meeting.

     This statement is furnished in connection with the solicitation by the Board of Trustees of the Company (the "Board of Trustees") of proxies from holders of the Company's common shares of beneficial interest, par value $0.01 per share (the "Common Shares"), to be used at such Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and duly returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

     This proxy statement and the accompanying form of proxy will be sent on or about April 11, 2005 to shareholders of record as of February 25, 2005.

REVOCATION OF PROXY

     If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time before its exercise by giving written notice of revocation to the Secretary of the Company at its Philadelphia address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

EXPENSES AND MANNER OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. Trustees, officers and regular employees of the Company may solicit proxies either personally, by letter or by telephone. Such trustees, officers and employees will not be specifically compensated for soliciting such proxies. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Common Shares.

                             VOTING AT THE MEETING

     At the Meeting, only those holders of Common Shares at the close of business on February 25, 2005, the record date, will be entitled to vote. As of the record date, 25,583,101 Common Shares were outstanding. Each holder is entitled to one vote per share on each matter of business properly brought before the Meeting. Shareholders do not have cumulative voting rights. The Company has an authorized capitalization of 225,000,000 shares of beneficial interest, consisting of 200,000,000 Common Shares and 25,000,000 preferred shares of beneficial interest, par value $0.01 per share.

     The presence at the Meeting in person or by proxy of holders of outstanding Common Shares entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum. In order to be elected as a trustee as described in Proposal 1 below, a nominee must receive a plurality of all the votes cast at the Meeting at which a quorum is present, which means that the nominees with the most votes are elected.

The affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required to approve an amendment and restatement of the RAIT Investment Trust 1997 Stock Option Plan (the "Equity Plan") as described in Proposal 2 below and to approve the selection of Grant Thornton LLP as the Company's independent public accountants as described in Proposal 3 below. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

     Any proxy not specifying to the contrary, and not designated as broker non-votes as described below, will be voted FOR:

     - the election of the trustees;

     - the approval of the amendment and restatement of the Equity Plan, including renaming the Equity Plan as the RAIT Investment Trust 2005 Equity Compensation Plan, increasing the number of the Common Shares authorized for issuance under the Equity Plan, modifying the types of grants that may be made under the Equity Plan and extending the term of the Equity Plan; and

     - the approval of the selection of Grant Thornton LLP as independent public accountants for the Company for the fiscal year ending December 31, 2005.

Should any matters not described above be properly presented at the meeting, the persons named in the proxy form will vote in accordance with their judgment. The proxy form authorizes these persons, in their discretion, to vote upon such matters as may properly be brought before the meeting or any adjournment, postponement in continuation thereof.

     Common Shares represented at the Meeting in person or by proxy but not voted on one or more proposals will be included in determining the presence of a quorum, but will not be considered cast on any proposal on which they were not voted. A failure by brokers to vote Common Shares held by them in nominee name will mean that such Common Shares will not be counted for the purposes of establishing a quorum and will not be voted. If a broker does not receive voting instructions from the beneficial owner of Common Shares on a particular matter and indicates on the proxy delivered with respect to such Common Shares that it does not have discretionary authority to vote on that matter, which is referred to as a broker "non-vote," those Common Shares will be considered as present for the purpose of determining whether a quorum exists, but will not be considered cast on any proposal on which they were not voted. Brokers that are member firms of the New York Stock Exchange and who hold Common Shares in street name for customers generally have the discretion to vote those Common Shares with respect to certain matters, including the election of trustees and the approval of the selection of accountants, if they have not received instructions from the beneficial owners. However, these brokers generally do not have the discretion to vote those Common Shares with respect to material revisions to equity-compensation plans, such as the amendment and restatement of the Equity Plan described in Proposal 2 below, if they have not received instructions from the beneficial owners. With respect to the election of trustees described in Proposal 1 below, votes that are withheld and broker "non-votes" will not be included in the vote. With respect to the amendment and restatement of the Equity Plan as described in Proposal 2 below, the approval of the selection of Grant Thornton LLP described in Proposal 3 below or with respect to any other matter properly brought before the Meeting requiring the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present, either in person or by proxy, for approval, (a) abstentions will be counted as votes cast on any matter and will have the effect of a vote against the relevant proposal and (b) broker "non-votes" will not be counted as votes cast on any matter, and will have no effect on the results of the votes with respect to such proposals and other matters.

                       PROPOSAL 1.  ELECTION OF TRUSTEES

TRUSTEES

     The By-Laws of the Company provide that the number of trustees shall be fixed by resolution of the Board of Trustees, provided that there shall be a minimum of three and a maximum of nine trustees. The Board of Trustees has fixed the number of trustees at seven. All trustees are elected for a term of one year or until their successors are elected and qualified. The Board of Trustees, upon the recommendation of its Nominating and Governance Committee, has nominated Betsy Z. Cohen, Edward S. Brown, Jonathan Z. Cohen, S. Kristin Kim, Arthur Makadon, Joel R. Mesznik and Daniel Promislo for election at the Meeting for a term to expire at the 2006 annual meeting or until their successors are elected or appointed. The Board of Trustees unanimously recommends a vote FOR each of the nominees named in Proposal 1.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote for the election of all of the current trustees. Should any of the nominees become unable or refuse to accept nomination or election as a trustee, the persons named as proxies intend to vote for the election of such other person as the Nominating and Governance Committee of the Board of Trustees may recommend. The Board of Trustees knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

     Information is set forth below regarding the principal occupation of each nominee. There are no family relationships among the trustees, nominees and executive officers of the Company, except that (a) Jonathan Z. Cohen, who is currently the Vice-Chairman of the Board of Trustees, a trustee and the Secretary of the Company, is the son of Betsy Z. Cohen, Chairman of the Board of Trustees and Chief Executive Officer of the Company, and (b) Jay R. Cohen, Executive Vice President of the Company, is a cousin of Mrs. Cohen.

NAMES OF TRUSTEES, PRINCIPAL OCCUPATIONS AND OTHER INFORMATION

     Betsy Z. Cohen, age 63, has served as the Chairman, Chief Executive Officer and trustee of the Company since its founding in August 1997. Mrs. Cohen has been the Chairman of the Board of The Bancorp Bank ("Bancorp"), a commercial bank, since November 2003 and a director of The Bancorp, Inc. ("Bancorp Inc."), a registered bank holding company for Bancorp, since September 2000 and the Chief Executive Officer of both Bancorp and Bancorp Inc. since September 2000. Mrs. Cohen served as a director of Hudson United Bancorp (a bank holding company), the successor to JeffBanks, Inc., from December 1999 until July 2000 and as the Chairman of the Jefferson Bank Division of Hudson United Bank (Hudson United Bancorp's banking subsidiary) from December 1999 through March 2000. Before the merger of JeffBanks, Inc. with Hudson United Bancorp in December 1999, Mrs. Cohen had been Chairman and Chief Executive Officer of JeffBanks, Inc. since its inception in 1981 and also served as Chairman and Chief Executive Officer of each of its subsidiaries, Jefferson Bank, which she founded in 1974, and Jefferson Bank New Jersey, which she founded in 1987. From 1985 until 1993, Mrs. Cohen was a director of First Union Corp. of Virginia (a bank holding company) and its predecessor, Dominion Bancshares, Inc. In 1969, Mrs. Cohen co-founded a commercial law firm and served as a senior partner until 1984. Mrs. Cohen is also a director of Aetna, Inc. (an insurance company) and is a trustee of Corporate Office Properties Trust (a real estate investment trust). See "Certain Relationships and Related Party Transactions" regarding Bancorp Inc. and Bancorp.

     Edward S. Brown, age 64, has served as a trustee of the Company since June 1999. Mr. Brown has been President of The Edward S. Brown Group (a real estate development company) since 1985.

     Jonathan Z. Cohen, age 34, has served as a trustee of the Company since September 1997, as the Secretary of the Company since February 1998 and as Vice-Chairman of the Board of Trustees since October 2003. Mr. Cohen has served in the following capacities for the following periods at Resource America, Inc. ("Resource America") (an energy, real estate and financial services proprietary asset management company): Chief Executive Officer since 2004, President since 2003, Chief Operating Officer from 2002 to 2004, director since 2002, Executive Vice President from 2001 to 2003 and Senior Vice President from 1999 to 2001. Since its formation in 1999, he has been Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC, a subsidiary of Resource America and the general partner of Atlas Pipeline Partners, L.P. (a natural gas pipeline company). Since 1998, he has also served as Vice Chairman of Resource America's energy industry subsidiary, Atlas America, Inc. Mr. Cohen is also the Chairman of The Richardson Group, Inc. ("Richardson") (a sales consulting company). See "Certain Relationships and Related Party Transactions" regarding Resource America and Richardson.

     S. Kristin Kim, age 41, has served as a trustee of the Company since October 2003. Ms. Kim has been President of AllLearn, an online education venture among Oxford, Stanford, and Yale universities since November 2002 and joined AllLearn in January 2001 as its General Counsel. From 1999 to 2001, Ms. Kim held several senior positions at Harvard University's John F. Kennedy School of Government, including Director for New Initiatives. From 1989 to 1999, she was an attorney at the law firm of Simpson Thacher & Bartlett.

     Arthur Makadon, age 62, has served as trustee of the Company since July 2002. Mr. Makadon has served as the Chairman of Ballard, Spahr, Andrews & Ingersoll, LLP ("Ballard Spahr") (a law firm) since July 2002. Before that, since 1984, Mr. Makadon was Chairman of Ballard Spahr's litigation department. Since 1996, Mr. Makadon has served as a trustee of the University of Pennsylvania.

     Joel R. Mesznik, age 59, has served as a trustee of the Company since its founding in August 1997. Mr. Mesznik has been President of Mesco Ltd. since its inception in 1990. Mesco Ltd. is a corporate financial advisory firm providing advisory services related to international financial transactions in a variety of industries. From 1976 to 1990, Mr. Mesznik was affiliated with Drexel Burnham Lambert, Inc. including, from 1976 to 1987, serving as head of its Public Finance Department. Mr. Mesznik is a director of several private companies and the general partner of several private real estate limited partnerships. Since 1993, Mr. Mesznik has served as a director of Pharma/wHealth Management Company S.A., which manages Pharma/wHealth, a Luxembourg stock exchange-listed open end fund investing in the healthcare sector. Since 1999, Mr. Mesznik has served as a director of Greenfield Online, Inc., a NASDAQ National Market listed internet based data supplier to the marketing research industry. From 2000 until its sale in 2003, Mr. Mesznik served as a director of Incentive Capital Group AG, a Swiss stock exchange-listed investment company. From June 1998 to July 2001 Mr. Mesznik served as a director of TRM Corporation, a convenience services company, and, from May 1999 to July 2001, as the Vice Chairman of its Board of Directors.

     Daniel Promislo, age 72, has served as a trustee of the Company since its founding in August 1997. Mr. Promislo has been President since 1991 and a director since 1975 of Historical Documents Co. and was the founder and President of Historical Souvenir Co. (souvenir manufacturers) since its inception in 1957. He has also served as Managing Director (from 1998 to 2001) and was a past partner (from 1977 to 1994) of Wolf, Block, Schorr and Solis-Cohen (a law firm). From 1994 to 2003, he served as a director, and from 1996 to October 1997 was the Chairman of the Board of Directors, of WHYY, Inc. (the principal public television station in the Philadelphia metropolitan area).

INFORMATION CONCERNING THE BOARD OF TRUSTEES AND CERTAIN COMMITTEES

     The Board of Trustees held a total of 11 meetings during fiscal 2004. The Board of Trustees currently has four committees: the Audit Committee, the Compensation Committee, the Investment Committee and the Nominating and Governance Committee. The committees on which trustees serve, the chairman of each committee, and the number of meetings held during 2004 are set forth below.

                                                              NOMINATING AND
BOARD MEMBER                         AUDIT     COMPENSATION     GOVERNANCE     INVESTMENT(1)
------------                        --------   ------------   --------------   -------------
Betsy Z. Cohen....................                                               Chairman
Edward S. Brown...................  Chairman            X               X               X
Jonathan Z. Cohen.................                                                      X
S. Kristin Kim....................                                      X               X
Arthur Makadon....................                               Chairman               X
Joel R. Mesznik...................         X            X               X               X
Daniel Promislo...................         X     Chairman                               X
Meetings held in 2004.............        11            4               3              20

---------------

(1) The membership of the Investment Committee rotated in 2004 in the manner described in "-- Investment Committee" below.

     During fiscal 2004, all trustees attended at least 75% of the aggregate of
(a) the total number of meetings of the Board of Trustees held during the period for which the trustee had been a trustee and (b) the total number of meetings held by all committees of the Board of Trustees on which the trustee served during the periods that the trustee served. It is the policy of the Board of Trustees that all trustees attend the annual meeting of shareholders of the Company, if practicable. All of the trustees of the Company attended the Company's 2004 Annual Meeting of Shareholders. The Common Shares are listed on the New York Stock Exchange (the "NYSE") under the symbol "RAS" and the Company is subject to the listing standards applicable thereto. The Board of Trustees has determined that Mr. Brown, Ms. Kim, Mr. Makadon, Mr. Mesznik and Mr. Promislo each satisfy the requirement for independence set out in Section 303A.02 of the Rules of the NYSE and meet the definition of an independent trustee set forth in the Company's Declaration of Trust. In making these determinations, the Board of Trustees reviewed information from each of these trustees concerning all their respective relationships with the Company and analyzed the materiality of those relationships.

     The Company has adopted a Code of Business Conduct and Ethics (the "Code of Business Conduct") for the Company's trustees, officers and employees intended to satisfy NYSE listing standards and the definition of a "code of ethics" set forth in Item 406 of Regulation S-K. The Company has also adopted Trust Governance Guidelines and charters for the Audit, Compensation, Investment and Nominating and Governance Committees of the Board of Trustees intended to satisfy NYSE listing standards. The Company's Trust Governance Guidelines, Code of Business Conduct and these charters are available on the Company's website at www.raitinvestmenttrust.com and are available in print to any shareholder who requests it. Please make any such request in writing to RAIT Investment Trust, c/o RAIT Partnership, L.P., 1818 Market Street, 28th Floor, Philadelphia, PA 19103, Attention: Investor Relations.

     As set forth in the Company's Trust Governance Guidelines and in accordance with NYSE listing standards, the non-management trustees meet in executive session quarterly without management. The trustee who presides at these meetings is rotated each meeting among the chairs of the Audit Committee, Compensation Committee and Nominating and Governance Committee. Interested parties may communicate directly with the non-management trustees by sending their communications to the Company's internal auditor, Accume Partners ("Accume"), 341 New Albany Road, Suite 100, Moorestown, NJ 08057. Shareholders may send communications to the Board of Trustees by sending them to Accume as well. Accume will forward these communications to the Chairman of the Audit Committee who will distribute them as appropriate.

AUDIT COMMITTEE

     The Audit Committee is appointed by the Board of Trustees to assist Board of Trustee oversight of (a) the integrity of the Company's financial statements,
(b) the Company's compliance with legal and regulatory requirements, (c) the independent auditor's qualifications and independence, and (d) the performance of the Company's internal audit function and independent auditors. The Audit Committee also prepares the audit committee report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement. The Audit Committee has adopted the audit and non-audit services pre-approval guidelines attached as Appendix A to this Proxy Statement. The Board of Trustees has determined that Mr. Brown, Mr. Mesznik and Mr. Promislo meet the independence standards for audit committee members set forth in the listing standards of the NYSE, including those set forth in Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that Mr. Brown qualifies as an "audit committee financial expert" as that term is defined in applicable rules and regulations of the Exchange Act.

AUDIT COMMITTEE REPORT

     In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended December 31, 2004, as amended (the "2004 Annual Report on Form 10-K"):

          (1) the Audit Committee reviewed and discussed the audited financial statements to be included in the 2004 Annual Report on Form 10-K with the Company's management;

          (2) the Audit Committee discussed with the Company's independent auditors, Grant Thornton LLP ("Grant Thornton"), the matters required to be discussed by Statement of Accounting Standards 61;

          (3) the Audit Committee received and reviewed the written disclosures and the letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Grant Thornton the independence of Grant Thornton and satisfied itself as to Grant Thornton's independence; and

          (4) based on the review and discussions referred to above, the Audit Committee recommended to the Board of Trustees of the Company that the audited financial statements be included in the 2004 Annual Report on Form 10-K.

     The Audit Committee of the Board of Trustees of RAIT Investment Trust has provided this report. This report shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          The Audit Committee of the Board of
                                          Trustees:

                                          Edward S. Brown, Chairman
                                          Joel R. Mesznik
                                          Daniel Promislo

COMPENSATION COMMITTEE

     The Compensation Committee is appointed by the Board of Trustees to have direct responsibility for approving the compensation of the Chief Executive Officer and certain other officers and the non-management trustees of the Company as described in the "Compensation Committee Report on Executive Compensation" below. At all times during 2004, the Compensation Committee has had direct responsibility for (a) administering the Company's equity-based compensation plans and (b) reviewing any extraordinary compensatory payments to any employee of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee was formerly an officer of the Company or any of its subsidiaries or was, during fiscal 2004, an officer or employee of the Company or any of its subsidiaries. No executive officer of the Company was a director of another entity, any of whose executive officers served on the Company's Compensation Committee. No executive officer of the Company was a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, any of whose executive officers served on the Board of Trustees or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The officers of the Company whose compensation is set by the Compensation Committee were changed in October 2004 by the Board of Trustees to insure compliance with amended listing standards at the NYSE. Before October 2004, the Compensation Committee had direct responsibility for approving the compensation of the Company's Chief Executive Officer and other officers of the Company earning a base salary of $200,000 or more, as well as the non-management trustees of the Company. Since October 2004, the Compensation Committee has had direct responsibility for approving the compensation of the Company's Chief Executive Officer and other executive officers (defined below) of the Company and the non-management trustees of the Company. The term "executive officer" has the same meaning specified for the term "officer" in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended. At all times during 2004, the Compensation Committee has had direct responsibility for (a) administering the Company's equity-based compensation plans and (b) reviewing any extraordinary compensatory payments to any employee of the Company. The Compensation Committee reviewed the compensation of six executive officers and one other officer of the Company in 2004. The Chief Executive Officer sets the compensation of anyone whose compensation is not set by the Compensation Committee and reports to the Compensation Committee on the basis for any such compensation to the extent the Compensation Committee deems advisable. The Compensation Committee has reviewed information that was provided by a compensation consulting firm in making its determinations with respect to compensation of the Company's officers for 2004.

     The Company's compensation policies seek to compensate and reward executive officers for their contribution to the success of the Company and to provide appropriate compensation packages to attract, motivate and retain talented executive officers. The executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success and goals and, as such, is structured with three components: base salary, annual bonuses and long-term incentives. The Compensation Committee believes that the long-term commitment of the Company's current management team is a crucial factor in its future performance. To ensure the long-term commitment of key members of the Company's management team, the Company entered into employment agreements with two of its executive officers in 2002: the Company's Chairman and Chief Executive Officer and the Company's President and Chief Operating Officer. These employment agreements are described in detail under "Employment Agreements" below. The Compensation Committee at least annually reviews the base salary, bonus and other compensation payable pursuant to these employment agreements.

  BASE SALARY

     Base salaries are not intended to compensate individuals for extraordinary performance or for above-average Company performance. Base salaries for executive officers are determined in part relative to pay practices in other real estate financing and/or asset management businesses and REITs, and in part by an assessment of individual performance relative to responsibilities and objectives for performance.

  BONUS PLAN

     Executive officers are eligible to receive annual bonuses, which are generally based on the Company's overall performance during the preceding year and the individual's specific contribution to that performance. The Company does not have a defined bonus pool. The Compensation Committee, in its discretion, determines the allocation and amount of annual bonus payments to executive officers. No formula performance measures have been established for determining the amount of bonus awards; however, the Compensation Committee considers both individual contribution to the overall performance of the Company and the performance of the individual relative to expectations.

  LONG-TERM INCENTIVES

     General. Long-term incentives are designed to focus executive officers on the long-term goals and performance of the Company and to provide reward based on a composite of factors including the Company's relative performance to its sector both as to return on equity and other industry appropriate financial measures. The particular plans are intended to encourage the participants to strive to achieve the long-term success of the Company and to remain with the Company in order to fully benefit from the plans.

     Stock Options. Stock options are issued periodically to employees at an exercise price of no less than the market price of the Common Shares on the date of grant. Options have a ten-year life and vest over periods determined by the Compensation Committee at the time of grant. Allocation of available options is at the discretion of the Compensation Committee and is determined by potential contribution to, or impact upon, the overall performance of the Company by the employee.

     Phantom Shares. The Company's Phantom Share Plan was amended in July 2004 to permit grants to employees of the Company in addition to non-management trustees. Phantom shares are redeemable for an amount equal to the market value of the same number of Common Shares on the date of redemption. Redemption dates and vesting for phantom shares issued to employees are determined by the Compensation Committee at the time of grant. Participation in the Phantom Share Plan is at the discretion of the Compensation Committee and is determined by potential contribution to, or impact upon, the overall performance of the Company by the employee. A portion of the fees received by non-management trustees is payable in phantom shares.

     Savings Plan. The Company's 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching Company contributions in the form of Common Shares. During fiscal 2004, the Company matched 75% of the employee contributions with Common Shares. Any matching contribution made by the Company pursuant to this plan vests 20% per year of service. While participation in this plan is at the discretion of the qualified employee, the intent was, and remains, to reward all employees, including executive officers, based on the long-term success of the Company as measured by the return to shareholders.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The Company's Chief Executive Officer has a compensation program that is generally governed by her employment agreement and combines base salary, cash bonuses and long-term incentive compensation, consisting of grants of options and a supplemental executive retirement plan established pursuant to her employment agreement. The Compensation Committee annually reviews the Company's performance, evaluates the Chief Executive Officer's contributions to that performance and sets the Chief Executive Officer's compensation level based on this evaluation, the other factors discussed below and in accordance with the terms of the Chief Executive Officer's employment agreement with the Company. In determining the long-term incentive component of Chief Executive Officer compensation, the Compensation Committee considers the Company's performance and relative shareholder return, the value of similar incentive awards to Chief Executive Officers at comparable companies and the awards given to the Chief Executive Officer in past years.

     The Compensation Committee determined to increase Mrs. Cohen's base salary from $600,000 to $650,000 as of October 2004. The Compensation Committee further determined to award Mrs. Cohen a bonus of $600,000 relating to 2004 paid January 2005, a retention bonus of $42,300, and intends to grant her $75,000 worth of equity compensation relating to 2004 in a form to be determined after the Meeting. In making these determinations, the Compensation Committee took particular note of the Company's increase in revenues, earnings, total dividends paid and total assets from the previous fiscal year, the cumulative total return on the Common Shares since the Company's initial public offering as compared to the cumulative total return of the S&P 500 Index and the National Association of Real Estate Investment Trusts (NAREIT) Mortgage REIT Index, and the NAREIT Hybrid REIT Index, and the three offerings of the Company's securities completed in 2004. In addition, the Compensation Committee considered the compensation of chief executive officers at comparable companies. Certain information as well as related advice were provided to the Compensation Committee by a compensation consulting firm. The Compensation Committee believes that the leadership of Mrs. Cohen was a principal reason that the Company was able to produce such results and that Mrs. Cohen was instrumental in completing these offerings, which together signified the capital markets' recognition of the value of the Company's consistent superior performance.

  NO INCORPORATION BY REFERENCE

     The Compensation Committee of the Board of Trustees of RAIT Investment Trust has provided this report. This report and related disclosure, including the Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating this Proxy Statement into any filing under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "Acts"), except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                          Members of the Compensation Committee:

                                          Daniel Promislo, Chairman
                                          Edward S. Brown
                                          Joel R. Mesznik

INVESTMENT COMMITTEE

     The Investment Committee is established by the Board of Trustees to assist the Board of Trustees by reviewing all current management investment practices and evaluating and monitoring all existing and proposed investments by the Company. The Chairman of the Board of Trustees is the Chairman of the Investment Committee and appoints the other members of the Investment Committee. Upon the recommendation of the Nominating and Governance Committee in July 2004, the membership of the Investment Committee was reduced to five trustees consisting of Mrs. Cohen, the Chairman of the Investment Committee, Mr. Cohen, the Vice-Chairman of the Investment Committee, and three of the remaining five trustees determined on a rotating basis. As a result, the Investment Committee was comprised during 2004 of all of the trustees until July 2004, Mrs. Cohen and Messrs. Brown, Cohen, Mesznik and Promislo from July to November 2004 and Mrs. Cohen and Messrs. Brown, Cohen, Makadon and Promislo thereafter.

NOMINATING AND GOVERNANCE COMMITTEE

     The Nominating and Governance Committee is appointed by the Board of Trustees to (a) assist the Company and the Board of Trustees in maintaining an effective and knowledgeable Board of Trustees, including assisting the Board of Trustees by identifying individuals qualified to become trustees and recommending to the Board of Trustees the trustee nominees for the next annual meeting of shareholders and the trustees to be appointed to the Audit, Compensation and Nominating and Governance Committees, and (b) develop and recommend for the Board of Trustee's consideration governance guidelines for the Company. All of the members of this committee have been determined by the Board of Trustees to be independent under applicable NYSE listing standards.

     The Nominating and Governance Committee will consider candidates for nomination as a trustee recommended by shareholders, trustees, officers, third party search firms and other sources. In evaluating candidates, the Nominating and Governance Committee considers the attributes of the candidate (including skills, experience, international versus domestic background, diversity, age, and legal and regulatory requirements) and the needs of the Board, and will review all candidates in the same manner, regardless of the source of the recommendation. The Nominating and Governance Committee will consider individuals recommended by shareholders for nomination as a trustee in accordance with the procedures described under "Shareholder Proposals and Nominations."

     The Nominating and Governance Committee has not adopted specific, minimum qualifications or specific qualities or skills that must be met by a Nominating and Governance Committee-recommended nominee. The Nominating and Governance Committee seeks to insure that the membership of the Board of Trustees and each committee of the Board of Trustees satisfies all relevant listing standard requirements of the NYSE and applicable laws and regulations and all requirements of the Company's governance documents. The Nominating and Governance Committee seeks to achieve a mixture of skills which are all related to the Company's business. The nature of the specific qualifications, qualities or skills that the Nominating and Governance Committee may look for in any particular trustee nominee is dependent on the qualifications, qualities and skills of the rest of the trustees at the time of any vacancy on the Board of Trustees.

                 PROPOSAL 2.  AMENDMENT AND RESTATEMENT OF THE
                  RAIT INVESTMENT TRUST 1997 STOCK OPTION PLAN

     On January 25, 2005, the Compensation Committee recommended, and the Board of Trustees adopted, subject to shareholder approval at the Meeting, an amendment and restatement of the Equity Plan that would include the following amendments:

     - The name of the Equity Plan would be changed from the "RAIT Investment Trust 1997 Stock Option Plan" to the "RAIT Investment Trust 2005 Equity Compensation Plan."

     - The total number of Common Shares authorized for issuance under the Equity Plan would be increased from 1,600,000 Common Shares to 2,500,000 Common Shares, an increase of 900,000 shares.

     - The term of the Equity Plan would be extended so that the Equity Plan would terminate on May 17, 2015, as opposed to December 5, 2007.

     The material features of the Equity Plan, as proposed to be amended and restated, are summarized below. A copy of the full text of the Equity Plan, as proposed to be amended and restated, is attached to this Proxy Statement as Appendix B. This summary of the Equity Plan is not intended to be a complete description of the Equity Plan and is qualified in its entirety by the actual text of the Equity Plan to which reference is made. The Board of Trustees unanimously recommends a vote FOR Proposal 2.

     The Board of Trustees has directed that the proposal to approve the amendment and restatement of the Equity Plan be submitted to the Company's shareholders for their approval at the Meeting. The Board of Trustees believes that the approval of the proposed amendment and restatement of the Equity Plan by the shareholders will further the Company's compensation structure and strategy. The Company's ability to attract, retain and motivate top quality management, employees, non-employee trustees and consultants is material to the Company's success, and the Board of Trustees has concluded that this would be enhanced by the proposed amendment and restatement of the Equity Plan. In addition, the Board of Trustees believes that the interests of the Company and its shareholders will be advanced if the Company can offer its employees, non-employee trustees and consultants the opportunity to acquire or increase their proprietary interests in the Company.

MATERIAL FEATURES OF THE EQUITY PLAN

     General. The proposed amendment and restatement of the Equity Plan would change the name of the Equity Plan from the "RAIT Investment Trust 1997 Stock Option Plan" to the "RAIT Investment Trust 2005 Equity Compensation Plan." The Equity Plan currently provides for the grant of nonqualified options, incentive stock options, and alternate appreciation rights. The Equity Plan as proposed to be amended and restated would continue to provide for these types of equity grants, with share appreciation rights ("SARs") replacing alternate appreciation rights, and would also provide the flexibility to grant units, share awards, dividend equivalents, and other share-based awards, as described more fully below.

     The proposed amendment and restatement of the Equity Plan would increase the total number of Common Shares authorized for issuance under the Equity Plan from 1,600,000 Common Shares to 2,500,000 Common Shares, an increase of 900,000 shares. This number is subject to adjustment in certain circumstances as described below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by the Company on the open market for purposes of the Equity Plan. If and to the extent options or SARs granted under the Equity Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any share awards, units, dividend equivalents or other share-based awards are forfeited or terminated, or otherwise not paid in full, the Common Shares subject to such grants which have not been issued will again be available for purposes of the Equity Plan. Common Shares surrendered in payment of the option price of an option or withheld for purposes of satisfying the Company's minimum tax withholding obligations with respect to grants under the Equity Plan will again be available for issuance or transfer under the Equity Plan. To the extent that any grants are paid in cash, and not in Common Shares, any Common Shares previously reserved for issuance or transfer pursuant to such grants will again be available for issuance or transfer under the Equity Plan.

     The maximum aggregate number of Common Shares with respect to which all grants, other than dividend equivalents, may be made under the Equity Plan to any individual during any calendar year will be 500,000 Common Shares, subject to adjustment as described below. The maximum aggregate number of Common Shares with respect to which all grants, other than options, SARs and dividend equivalents, that may be made under the Equity Plan to any individual in any calendar year will be 250,000 Common Shares, subject to adjustment as described below. A grantee may not accrue dividend equivalents during any calendar year in excess of $1,000,000. These individual limits apply without regard to whether the grants are to be paid in Common Shares or in cash. All cash payments (other than dividend equivalents) will equal the fair market value of the Common Shares to which the cash payment relates on the date of grant.

     The proposed amendment and restatement of the Equity Plan would extend the term of the Equity Plan so that the Equity Plan would terminate on May 17, 2015, as opposed to December 5, 2007. If approved by the shareholders, the Equity Plan, as amended and restated, will become effective on May 18, 2005.

     Administration. The Equity Plan is administered and interpreted by the Compensation Committee. Ministerial functions relating to the Equity Plan may be performed by employees designated with such authority by the Compensation Committee. The Compensation Committee has the authority to (a) designate the employees, non-employee trustees and consultants who are eligible to participate in the Equity Plan; (b) make grants provided in the Equity Plan in such form and amount as the Compensation Committee determines; (c) impose such limitations, restrictions and conditions upon any such grant as the Compensation Committee deems appropriate; and (d) interpret the Equity Plan and any grant, adopt, amend and rescind rules and regulations relating to the Equity Plan and any grant, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Equity Plan. No member of the Compensation Committee shall be liable for any action taken or decision made in good faith relating to the Equity Plan or any grant thereunder.

     Eligibility for Participation. All of the employees (including officers and employees who are trustees) of the Company or its subsidiaries and affiliates will be eligible for grants under the Equity Plan. In addition, non-employee trustees and consultants and advisors who have contributed to the success of the Company or its subsidiaries and affiliates will be eligible to participate in the Equity Plan. As of April 1, 2005, all of the Company's 30 employees and five non-employee trustees would be eligible to receive grants under the Equity Plan. It is not possible to specify in advance the number of advisors and consultants who may be eligible for grants.

  TYPES OF AWARDS.

  Stock Options

     The Compensation Committee may grant options intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), ("ISOs"), so-called "nonqualified stock options" that are not intended to so qualify ("NQSOs") or any combination of ISOs and NQSOs. Anyone eligible to participate in the Equity Plan may receive a grant of NQSOs. Only employees of the Company and certain of its subsidiaries may receive a grant of ISOs.

     The Compensation Committee fixes the exercise price per share for options on the date of grant. The exercise price of any option granted under the Equity Plan may not be less than the fair market value of the underlying Common Shares on the date of grant. However, if the grantee of an ISO is a person who holds more than ten percent of the total combined voting power of all classes of outstanding shares of beneficial interest of the Company, the ISO exercise price per share must be at least 110% of the fair market value of a Common Share on the date of grant. To the extent that the aggregate fair market value of Common Shares, determined on the date of grant, with respect to which ISOs become exercisable for the first time by a grantee during any calendar year exceeds $100,000, such ISOs will be treated as NQSOs.

     The Compensation Committee determines the term of each option; provided, however, that the term may not exceed ten years from the date of grant and, if the grantee of an ISO is a person who holds more than 10% of the combined voting power of all classes of outstanding shares of beneficial interest of the Company, may not exceed five years from the date of grant. The vesting period for options commences on the date of grant and ends on such date as is determined by the Compensation Committee, in its sole discretion, which is specified in the grant agreement. The Compensation Committee may accelerate the exercisability of options at any time for any reason and may also provide that options will become exercisable before the date they become vested. The Compensation Committee will also determine the period, if any, after a grantee terminates employment or service during which vested options will remain exercisable. A grantee may exercise an option by delivering notice of exercise to the Company or its designated agent. The grantee will pay the exercise price and any withholding taxes for the option: (a) in cash or by certified check, (b) with the approval of the Compensation Committee, by delivering Common Shares already owned by the grantee and having a fair market value on the date of exercise equal to the exercise price, (c) with the approval of the Compensation Committee, in cash, on the settlement date that occurs after the exercise date specified in the notice of exercise, provided that the grantee exercises the option through an irrevocable agreement with a registered broker and the payment is made in accordance with the procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (d) by such other method as the Compensation Committee may approve, to the extent permitted by applicable law. The Compensation Committee may provide that if a grantee uses Common Shares to exercise an option, the grantee will receive an additional option to purchase a number of Common Shares equal to the number of Common Shares used to exercise the option and withheld to pay any taxes. These additional options will have an exercise price no less than the fair market value of the Common Shares on the date of grant of the additional option and will have a term no longer than the term of the original option.

  SARs

     Before the amendment and restatement of the Equity Plan, the Equity Plan provided that alternate appreciation rights may be granted. In connection with this amendment and restatement of the Equity Plan, the Compensation Committee may grant SARs, which provide the Compensation Committee with more flexibility since SARs may be granted in connection with, or independently of, any option granted under the Equity Plan, while alternate appreciation rights could only be granted with options. Upon exercise of a SAR, the grantee will receive an amount equal to the excess of the fair market value of the Common Shares on the date of exercise over the base amount set forth in the grant agreement. Such payment to the grantee will be in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by the Compensation Committee. The Compensation Committee will determine the period when SARs vest and become exercisable, the base amount for SARs and whether SARs will be granted in connection with, or independently of, any options. The Compensation Committee may grant SARs to anyone eligible to participate in the Equity Plan.

  Units

     The Compensation Committee may grant units to anyone eligible to participate in the Equity Plan. Each unit provides the grantee with the right to receive a Common Share or an amount based on the value of a Common Share at a future redemption date. The Compensation Committee determines the number of units that will be granted, whether units will become redeemable if specified performance goals or other conditions are met, or under other circumstances, and the other terms and conditions applicable to the units. Units may be paid at the end of a specified period or deferred to a date authorized by the Compensation Committee. If a unit becomes redeemable, it will be paid to the grantee in cash, in Common Shares, or in a combination of cash and Common Shares, as determined by the Compensation Committee.

  Share Awards

     The Compensation Committee may grant share awards to anyone eligible to participate in the Equity Plan. Share awards are an award of Common Shares, subject to certain terms and conditions specified by the

Compensation Committee. The Compensation Committee may require that grantees pay consideration for the share awards and may impose restrictions on the share awards. If restrictions are imposed on share awards, the Compensation Committee will determine whether they will lapse over a period of time or according to such other criteria as the Compensation Committee determines appropriate. The Compensation Committee determines the number of Common Shares subject to the grant of share awards and the other terms and conditions of the grant. The Compensation Committee will determine to what extent and under what conditions grantees will have the right to vote Common Shares and to receive dividends or other distributions paid on such shares during the restriction period. The Compensation Committee may determine that a grantee's entitlement to dividends or other distributions with respect to share awards will be subject to the achievement of performance goals or other conditions.

  Dividend Equivalents

     The Compensation Committee may grant dividend equivalents to anyone eligible to participate in the Equity Plan. Dividend equivalents are the right to receive an amount equal to the value of dividends paid on the Common Shares, as if the grant under the Equity Plan were Common Shares at the time of the dividend. Dividend equivalents may be granted in connection with any grants under the Equity Plan and are payable in cash or Common Shares and may be paid currently or accrued as contingent obligations. The terms and conditions of dividend equivalents are determined by the Compensation Committee.

  Other Share-Based Awards

     The Compensation Committee may grant other share-based awards, which are awards that are based on, measured by or payable in Common Shares to any grantee, on such terms and conditions as the Compensation Committee will determine. Other share-based awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Shares or any combination of the foregoing, as the Compensation Committee will determine in the grant agreement. As described below, Common Shares needed to satisfy the Company's obligations under the Phantom Share Plan to grantees in the RAIT Investment Trust Phantom Share Plan (the "Phantom Share Plan") will be issued under the Equity Plan as an "other share-based award."

     Phantom Share Plan. The Phantom Share Plan provides that phantom shares issued under the Phantom Share Plan will be redeemed in cash, unless the Company's shareholders authorize the issuance of Common Shares under the Phantom Share Plan, and, if such shareholder approval is received, the Compensation Committee may determine, in its sole discretion, that the redemption paid to the grantees for their phantom shares will be paid in Common Shares rather than cash. Currently, there are 2,744 phantom shares outstanding under the Phantom Share Plan, with each phantom share equal in value to one Common Share. The Equity Plan, as proposed to be amended, would provide that Common Shares may be issued under the Equity Plan to satisfy the Company's obligations in connection with the redemption of phantom shares under the Phantom Share Plan. Consequently, approval of this Proposal 2 would constitute the shareholder approval permitting the Compensation Committee to authorize the redemption of these 2,744 outstanding phantom shares and any future phantom shares granted under the Phantom Share Plan in Common Shares rather than cash. These outstanding phantom shares are held by the following non-management trustees:

NAME                                                          NUMBER OF PHANTOM SHARES
----                                                          ------------------------
Edward S. Brown.............................................            356
S. Kristin Kim..............................................            838
Arthur Makadon..............................................            838
Joel R. Mesznik.............................................            356
Daniel Promislo.............................................            356

For a description of the terms of these phantom shares, see "Trustee and Executive Officer Compensation -- Trustee Compensation" below. The rights of phantom shares granted under the Phantom Share Plan may be substantially similar to the rights of units granted pursuant to the Equity Plan as proposed to be amended and restated. In the event this Proposal 2 is approved, the Compensation Committee may determine, in its discretion, whether to grant phantom shares under the Phantom Share Plan or units under the Equity Plan in the event the Compensation Committee determines to grant such rights to any eligible person.

     Qualified Performance-Based Compensation. The Equity Plan, as proposed to be amended and restated, provides that the Compensation Committee may determine that units, share awards, dividend equivalents or other share-based awards granted to an employee will constitute "qualified performance-based compensation" under Section 162(m) of the Code. See "Federal Income Tax Consequences" below for a discussion of Section 162(m) of the Code.

     When units, share awards, dividend equivalents or other share-based awards that are to constitute "qualified performance-based compensation" are granted, the Compensation Committee establishes (a) the objective performance goals that must be met, (b) the period during which performance will be measured, (c) the maximum amounts that may be paid if the performance goals are met, and (d) any other conditions that the Compensation Committee deems appropriate and consistent with the Equity Plan and the requirements of Section 162(m) of the Code for "qualified performance-based compensation." The performance goals established by the Compensation Committee for this purpose will be intended to satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Compensation Committee will not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Compensation Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

     The Compensation Committee must use objectively determinable performance goals based on one or more of the following criteria: Common Share price, earnings per Common Share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the grantee's business unit or the performance of the Company, a subsidiary or affiliate of the Company or the Company and its subsidiaries and affiliates as a whole, or any combination of the foregoing. Performance goals need not be uniform as among grantees.

     Deferrals. The Compensation Committee may permit or require grantees to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to the grantee in connection with a grant under the Equity Plan. The Compensation Committee will establish the rules and procedures applicable to any such deferrals.

     Adjustment Provisions. In the event of any change in the number or kind of outstanding Common Shares by reason of a share dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, or by reason of any other extraordinary or unusual event affecting the outstanding Common Shares as a class without the Company's receipt of consideration, the Compensation Committee may appropriately adjust the maximum number of Common Shares which may be issued under the Equity Plan, the maximum number of Common Shares for which any individual may receive pursuant to grants in any year, the number of Common Shares subject to outstanding grants, the kind of shares to be issued or transferred under the Equity Plan, and the price per Common Share or the applicable market value of such grants. Any adjustments determined by the Compensation Committee shall be final, binding and conclusive.

     Change of Control. The Equity Plan is currently silent on the consequence of a change of control on outstanding grants. As proposed to be amended and restated, the Equity Plan provides that if a change of control occurs where the Company is not the surviving entity (or survives only as a subsidiary of another entity), unless the Compensation Committee determines otherwise, all outstanding options and SARs that are not exercised will be assumed by, or replaced with comparable options and rights, by the surviving entity (or a parent or subsidiary of the surviving entity), and other grants that remain outstanding will be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

     In the event of a change of control, the Compensation Committee may also take any of the following actions with respect to outstanding grants: (a) determine that outstanding options and SARs will accelerate and become exercisable, in whole or in part, upon the change of control or upon such other event as the Compensation Committee determines, (b) determine that the restrictions and conditions on outstanding share awards will lapse, in whole or in part, upon the change of control or upon such other event as the Compensation Committee determines, (c) determine that grantees holding units will receive a redemption in settlement of such units and that dividend equivalents and other share-based awards shall become fully payable in cash or Common Shares in amounts determined by the Compensation Committee, (d) require that grantees surrender their outstanding options and SARs in exchange for a payment by the Company, in cash or Common Shares as determined by the Compensation Committee, in an amount equal to the amount by which the then fair market value of the Common Shares subject to the grantee's unexercised options and SARs exceeds the option price of the options or the base amount of SARs, as applicable, or (e) after giving grantees an opportunity to exercise their outstanding options and SARs, terminate any or all unexercised options and SARs at such time as the Compensation Committee deems appropriate.

     Repricing of Options. The Equity Plan includes a restriction providing that the Compensation Committee may not reprice options, nor may the Compensation Committee amend the Equity Plan to permit repricing of options, unless the shareholders of the Company provide prior approval for such repricing. Adjustments to the exercise price or number of Common Shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

     Transferability. Before the amendment and restatement of the Equity Plan, no grant issued under the Equity Plan was transferable. If the amendment and restatement of the Equity Plan is approved, the Compensation Committee may permit the transferability of NQSOs in limited circumstances.

     Amendment and Termination of the Equity Plan. The Board of Trustees may amend or terminate the Equity Plan at any time, subject to shareholder approval if such approval is required under any applicable laws or stock exchange requirements. If the proposed amendment and restatement of the Equity Plan is approved, no grants may be issued under the Equity Plan after May 17, 2015.

     Current Equity Plan Information. The maximum number of Common Shares that may be issued under the Equity Plan currently is 1,600,000 Common Shares. As of April 1, 2005, 393,507 Common Shares have been issued pursuant to the Equity Plan and an aggregate of 1,206,493 Common Shares remain reserved for issuance under the Equity Plan, of which 490,693 are currently reserved for issuance under outstanding options. The number of Common Shares available as of April 1, 2005 for new grants under the current Equity Plan is 715,800 Common Shares. If the proposed amendment and restatement of the Equity Plan is approved by shareholders at the Meeting, the total number of Common Shares that may be issued under the Equity Plan will be 2,500,000 Common Shares. As described above, such approval will also mean that the Compensation Committee may authorize the redemption of the 2,744 outstanding phantom shares under the Phantom Share Plan with Common Shares under the Equity Plan, as well as any future phantom shares issued under the Phantom Share Plan, to the extent there are Common Shares available for issuance under the Equity Plan. If the Compensation Committee does so authorize, 1,613,056 Common Shares will be available for new grants under the Equity Plan as proposed to be amended and restated.

     Grants Under the Equity Plan. It is currently not possible to predict the number of Common Shares that will be granted or who will receive any grants under the Equity Plan after the Meeting. However, in the event the amendment and restatement of the Equity Plan is approved, the Compensation Committee may authorize the redemption of outstanding phantom shares under the Phantom Share Plan with Common Shares under the Equity Plan as described above. In addition, the Compensation Committee intends to grant Mrs. Cohen, Mr. Schaeffer, Mr. Cohen and Mrs. DiStefano $75,000, $50,000, $25,000 and $25,000, respectively, worth of equity compensation in a form to be determined after the Meeting, which may include grants under the Equity Plan.

     The last sales price of the Company's Common Shares on April 4, 2005, was $26.90 per share.

FEDERAL INCOME TAX CONSEQUENCES

     The Federal income tax consequences arising with respect to awards granted under the Equity Plan will depend on the type of the award. The following provides only a general description of the application of federal income tax laws to certain awards under the Equity Plan. This discussion is intended for the information of shareholders considering how to vote at the Meeting and not as tax guidance to grantees in the Equity Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. The summary does not address the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local, or foreign tax laws.

     From the recipients' standpoint, as a general rule, ordinary income will be recognized at the time of payment of cash, or delivery of actual Common Shares. Future appreciation on Common Shares held beyond the ordinary income recognition event will be taxable at capital gains rates when the Common Shares are sold. The Company, as a general rule, will be entitled to a tax deduction that corresponds in time and amount to the ordinary income recognized by the recipient, and the Company will not be entitled to any tax deduction in respect of capital gain income recognized by the recipient.

     Exceptions to these general rules may arise under the following circumstances: (a) if Common Shares, when delivered, are subject to a substantial risk of forfeiture by reason of failure to satisfy any employment or performance-related condition, ordinary income taxation and the Company's tax deduction will be delayed until the risk of forfeiture lapses (unless the recipient makes a special election to ignore the risk of forfeiture); (b) if an employee is granted an option that qualifies as an "incentive stock option," no ordinary income will be recognized, and the Company will not be entitled to any tax deduction, if Common Shares acquired upon exercise of such option are held more than the longer of one year from the date of exercise and two years from the date of grant; (c) the Company will not be entitled to a tax deduction for compensation attributable to awards granted to one of its named executive officers, if and to the extent such compensation does not qualify as "performance-based" compensation under Section 162(m) of the Code, and such compensation, along with any other non-performance-based compensation paid in the same calendar year, exceeds $1,000,000, and (d) an award may be taxable to the recipient at 20 percentage points above ordinary income tax rates at the time it becomes vested, plus interest, even if that is before the delivery of the cash or shares in settlement of the award, if the award constitutes "deferred compensation" under Section 409A of the Code, and the requirements of
Section 409A of the Code are not satisfied.

     Section 162(m) of the Code generally disallows a publicly-held corporation's tax deduction for compensation paid to its chief executive officer or any of its four other most highly compensated officers in excess of $1,000,000 in any year. Compensation that qualifies as "performance-based compensation" is excluded from the $1,000,000 deductibility cap, and therefore remains fully deductible by the company that pays it. Options and SARs generally qualify if they are granted at fair market value and there is an individual limit under the plan. Share awards, units, dividend equivalents and other share-based awards will generally qualify for the performance-based exception under section 162(m) of the Code if such grants are contingent on the attainment of one or more objective performance goals. However, there is no requirement that these awards meet these requirements if they are granted under the Equity Plan. If they do not meet these requirements, the value of such awards will count toward the $1,000,000 limit for the affected individual. As a real estate investment company ("REIT"), the consequences of Section 162(m) of the Code for the Company are limited. One requirement that must be met in order to qualify as a REIT is that, generally, a REIT must distribute at least 90% of the sum of its taxable income. To the extent that a REIT retains income, it must pay tax on such income just like any other corporation. As a result, to the extent executive compensation is not deductible for a REIT under Section 162(m) of the Code, the REIT cannot deduct such compensation from income subject to the 90% distribution rule and the REIT cannot deduct such compensation from undistributed income subject to taxation. Options and SARs granted under the Equity Plan are generally intended to meet the requirements of Section 162(m) of the Code. Share awards, units, dividend equivalents and other share-based awards granted under the Equity Plan will only qualify as "performance-based compensation" when the Compensation Committee conditions such grants on the achievement of specific performance goals in accordance with the requirements of
Section 162(m) of the Code as described above.

     The Equity Plan provides that the Company has the right to require the grantee of any award under the Equity Plan to pay to the Company an amount necessary for the Company to satisfy its federal, state or local tax withholding obligations with respect to such grants. The Company may withhold from other amounts payable to such individual an amount necessary to satisfy these obligations. The Compensation Committee may permit a grantee to satisfy the Company's withholding obligation by having shares acquired pursuant to the grant withheld, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities. The Equity Plan also provides that the Compensation Committee may permit a grantee to satisfy the Company's withholding obligation that exceeds the minimum applicable withholding rate by transferring to the Company previously acquired Common Shares.

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth certain information regarding our equity compensation plans as of December 31, 2004.

                                                                                                (C)
                                                                                        NUMBER OF SECURITIES
                                                (A)                                   REMAINING AVAILABLE FOR
                                        NUMBER OF SECURITIES           (B)             FUTURE ISSUANCE UNDER
                                         TO BE ISSUED UPON       WEIGHTED AVERAGE       EQUITY COMPENSATION
                                            EXERCISE OF         EXERCISE PRICE OF         PLANS (EXCLUDING
                                        OUTSTANDING OPTIONS,   OUTSTANDING OPTIONS,   SECURITIES REFLECTED IN
PLAN CATEGORY                           WARRANTS, AND RIGHTS   WARRANTS, AND RIGHTS         COLUMN (A))
-------------                           --------------------   --------------------   ------------------------
Equity compensation plans approved by
  security holders....................        490,693                 $17.44                  715,800
Equity compensation plans not approved
  by security holders(1)..............         58,912                    n/a                       --
                                              -------
  Total:..............................        549,605
                                              =======

---------------

(1) In January 2002 the Company established a supplemental executive retirement plan ("SERP"), providing for retirement benefits to Betsy Z. Cohen, its Chairman and Chief Executive Officer, as required by her employment agreement with the Company. The Board of Trustees and the Compensation Committee approved this SERP and the issuance of these Common Shares to the trust established to fund the SERP. Shareholder approval of this compensation plan was not required. See "Trustee and Executive Officer Compensation-Employment Agreements" below for a description of this SERP.

                      PROPOSAL 3.  APPROVAL OF ACCOUNTANTS

     The Board of Trustees unanimously recommends that the shareholders approve the selection of Grant Thornton LLP ("Grant Thornton"), independent registered public accounting firm, to audit the financial statements of the Company for the fiscal year ending December 31, 2005. Representatives of Grant Thornton are expected to be present at the Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

AUDIT FEES

     The following table presents the aggregate fees billed by Grant Thornton for each of the services listed below for each of the Company's last two fiscal years.

                                                                2004       2003
                                                              --------   --------
Audit Fees(1)...............................................  $582,972   $275,136
Audit-Related Fees(2).......................................    30,439     29,252
Tax Fees(3).................................................    68,797     51,571
All Other Fees(4)...........................................        --         --
                                                              --------   --------
Total.......................................................  $682,208   $355,959
                                                              ========   ========

---------------

(1) Audit fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton in connection with its audit of the Company's consolidated financial statements and its limited reviews of the unaudited consolidated interim financial statements that are normally provided in connection with statutory and regulatory filings or engagements for these fiscal years.

(2) Audit-related fees consisted of the aggregate fees billed for assurance and related services rendered by Grant Thornton that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements and are not disclosed under "Audit Fees" above. These services consisted primarily of employee benefit plan audits and accounting consultations in 2004 and 2003.

(3) Tax fees consisted of the aggregate fees billed for professional services rendered by Grant Thornton for tax compliance, tax advice and tax planning in 2004 and 2003.

(4) All other fees would consist of the aggregate fees billed for products and services provided by Grant Thornton other than the services described under audit fees, audit-related fees and tax fees; however, no such products and services were provided in the relevant periods.

     Exchange Act rules generally require any engagement by a public company of an accountant to provide audit or non-audit services to be pre-approved by the audit committee of that public company. This pre-approval requirement is waived with respect to the provision of services other than audit, review or attest services if certain conditions set forth in Rule 2-01(c)(7)(i)(C) under the Exchange Act are met. None of the audit-related and tax services described above were subject to this Rule and the approval procedures set forth therein.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Trustees does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the meeting or any adjournment, postponement or continuation thereof, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment. For any other matter which may properly come before the meeting, the affirmative vote of the holders of at least a majority of the votes cast at the Meeting at which a quorum is present is required, either in person or by proxy, for approval, unless otherwise required by law.

     Except as set forth in this section, all Common Shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of Common Shares owned, as of April 1, 2005, by each person who, to the knowledge of the Company, is the beneficial owner of more than 5% of the outstanding Common Shares. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

                                                                COMMON SHARES
                                                              AMOUNT AND NATURE   PERCENT
                                                                OF BENEFICIAL       OF
BENEFICIAL OWNER                                                  OWNERSHIP        CLASS
----------------                                              -----------------   -------
Barclays Global Investors, N.A., Barclays Global Fund
  Advisor and Palomino Limited..............................      1,770,573(1)      6.9%
Kensington Investment Group, Inc. ..........................      1,291,275(2)      5.0%

---------------

(1) Information based on Schedule 13G filed February 14, 2005 stating that:

     - Barclays Global Investors, N.A. had sole voting power with respect to 1,237,086 Common Shares, sole dispositive power with respect to 1,418,532 Common Shares and beneficially owned 1,418,532 Common Shares, in the aggregate;

     - Barclays Global Fund Advisors had sole voting power with respect to 297,798 Common Shares, sole dispositive power with respect to 304,141 Common Shares and beneficially owned 304,141 Common Shares, in the aggregate, and

     - Palomino Limited had sole voting power with respect to 47,900 Common Shares, sole voting power with respect to 47,900 Common Shares and beneficially owned 47,900 Common Shares, in the aggregate.

     The address of Barclays Global Investors, N.A. and Barclays Global Fund Advisors is reported as 45 Fremont Street, San Francisco, CA 94105. The address of Palomino Limited is reported as Walker House Mary Street, P.O. Box 908 GT, George Town, Grand Cayman (Cayman Islands).

(2) Information based on Schedule 13G filed January 10, 2005 stating that Kensington Investment Group, Inc. had sole voting power and sole dispositive power with respect to, and beneficially owned in the aggregate, 1,291,275 Common Shares. The address of this entity is reported as 4 Orinda Way, Suite 200C, Orinda, CA 94563.

     The following tables set forth the number and percentage owned as of April 1, 2005 by (a) each of the Company's present trustees, (b) each of the Company's present executive officers, and (c) all of the Company's present executive officers and trustees as a group of:

     - Common Shares; and

     - the Company's 7.75% Series A cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the "Series A Preferred Shares").

None of these persons owned any of the Company's 8.375% Series B cumulative redeemable preferred shares of beneficial interest, par value $0.01 per share (the "Series B Preferred Shares," and together with the Series A Preferred Shares, the "Preferred Shares") as of such date. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Common Shares issuable pursuant to vested options or warrants are deemed to be outstanding for purposes of computing the percentage ownership of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated in footnotes to the table, each person listed has sole voting and dispositive power with respect to the securities owned by such person.

     Holders of the Preferred Shares generally have no voting rights and will have no voting rights at the Meeting. The holders of these shares only obtain voting rights in limited circumstances, none of which have occurred. In particular, in the event dividends on either series of Preferred Shares were in arrears for six or more quarterly periods (whether or not consecutive), the holders of that series (voting together as a single class with all other shares of any class or series of shares ranking on a parity with any series which is entitled to similar voting rights, if any) would be entitled to vote for the election of two additional trustees to serve on the Board of Trustees until all such dividends in arrears have been paid or declared and set apart for payment. In addition, the issuance of future senior shares or certain changes to the terms of either series of Preferred Shares that would be materially adverse to the rights of holders of that series of Preferred Shares cannot be made without the affirmative vote of the holders of at least two-thirds of the outstanding shares of that series of Preferred Shares.

                                                               AMOUNT AND NATURE   PERCENT
                                                                 OF BENEFICIAL       OF
TITLE OF CLASS            NAME OF BENEFICIAL OWNER                 OWNERSHIP        CLASS
--------------            ------------------------             -----------------   -------
Common Shares   TRUSTEES:
                Betsy Z. Cohen...............................       486,263(1)      1.9%
                Edward S. Brown..............................        13,000(2)         *
                Jonathan Z. Cohen............................        33,699(3)         *
                S. Kristin Kim...............................         3,250(4)         *
                Arthur Makadon...............................         6,000(5)         *
                Joel R. Mesznik..............................        17,500(6)         *
                Daniel Promislo..............................        15,500(7)         *
                NON-TRUSTEE EXECUTIVE OFFICERS:
                Jay R. Cohen.................................       106,656(8)         *
                Ellen J. DiStefano...........................        76,931(9)         *
                Kenneth R. Frappier..........................        27,662(10)        *
                Scott F. Schaeffer...........................       105,209(11)        *
                All trustees and executive officers as a
                  group (11 persons).........................       891,670         3.5%

---------------

  *  Does not exceed 1%

 (1) Includes 5,100 Common Shares directly held by Mrs. Cohen; 8,850 Common Shares held in the Company's Cash and Deferred Savings Plan (the "401(k) Plan") for the benefit of Mrs. Cohen; 30,446 Common Shares held by an individual retirement account ("IRA") for the benefit of Mrs. Cohen; 126,801 Common Shares held by a charitable foundation of which Mrs. Cohen serves as trustee; 37,290 Common Shares held in an IRA account for the benefit of Mrs. Cohen's spouse, Edward E. Cohen; 68,190 Common Shares held by Solomon Investment Partnership, L.P., a limited partnership of which Mrs. Cohen and her spouse are the sole shareholders, officers and directors of the corporate general partner and are the sole limited partners; and 209,586 Common Shares issuable upon exercise of options granted under the Equity Plan. Excludes 58,912 Common Shares deposited in a "rabbi" trust established in connection with the SERP established pursuant to Mrs. Cohen's employment agreement with the Company. Excludes Common Shares held by Resource America described in "Certain Relationships and Related Party Transactions," below.

 (2) Excludes 356 phantom shares granted pursuant to the Phantom Share Plan. These phantom shares are fully vested on the date of grant. Redemptions of these phantom shares will occur within 45 days from separation from service from the Board of Trustees for an amount equal to the fair market value of the same number of Common Shares on the date of such separation. As described above, in the event

     Proposal 2 is approved by the shareholders, the Compensation Committee may determine, in its sole discretion, that such redemption will be paid in Common Shares rather than cash.

 (3) Includes 32,420 Common Shares held directly by Mr. Jonathan Z. Cohen, 759 Common Shares held in a 401(k) Plan account for his benefit and 500 Common Shares issuable upon exercise of options granted under the Equity Plan. Excludes Common Shares held by Resource America described in "Certain Relationships and Related Party Transactions," below.

 (4) Includes 3,250 Common Shares issuable upon exercise of options granted under the Equity Plan. Of these options, 2,500 are fully vested and 750 are subject to early exercise rights, but will not vest within sixty days. Excludes 838 phantom shares granted pursuant to the Phantom Share Plan. See discussion of the Phantom Share Plan in footnote 2, above.

 (5) Includes 6,000 Common Shares issuable upon exercise of options granted under the Equity Plan. Of these options, 5,500 are fully vested and 500 are subject to early exercise rights but will not vest within sixty days. Excludes 838 phantom shares granted pursuant to the Phantom Share Plan. See discussion of the Phantom Share Plan in footnote 2, above.

 (6) Excludes 356 phantom shares granted pursuant to the Phantom Share Plan. See discussion of the Phantom Share Plan in footnote 2, above.

 (7) Excludes 356 phantom shares granted pursuant to the Phantom Share Plan. See discussion of the Phantom Share Plan in footnote 2, above.

 (8) Includes 4,500 Common Shares held directly by Mr. Jay R. Cohen; 4,208 Common Shares held in an IRA account for the benefit of Mr. Cohen; 27,771 Common Shares held jointly by Mr. Cohen and his spouse; 8,341 Common Shares held in an IRA account for the benefit of Mr. Cohen's spouse; 10,586 Common Shares held in Mr. Cohen's 401(k) Plan account; and 51,250 Common Shares issuable upon exercise of options granted under the Equity Plan.

 (9) Includes 4,500 Common Shares directly held by Mrs. DiStefano, 2,502 Common Shares held by Mrs. DiStefano jointly with her spouse; 1,295 Common Shares held in an IRA account for the benefit of Mrs. DiStefano, 1,190 Common Shares held in an IRA account for the benefit of Mrs. DiStefano's spouse, 64 Common Shares held in education IRA's for the benefit of Mrs. DiStefano's children, 5,448 Common Shares held in a 401(k) Plan account for the benefit of Mrs. DiStefano, and 61,932 Common Shares issuable upon exercise of options granted under the Equity Plan.

(10) Includes 9,000 Common Shares directly held by Mr. Frappier, 3,000 shares held by Mr. Frappier's spouse, 1,287 Common Shares held in a 401(k) Plan account for the benefit of Mr. Frappier, and 14,375 Common Shares issuable upon exercise of options granted under the Equity Plan. Of these options, 13,750 are fully vested and 625 are subject to early exercise rights but will not vest within sixty days.

(11) Includes 87,500 Common Shares directly held by Mr. Schaeffer, 5,334 Common Shares held in a 401(k) Plan account for the benefit of Mr. Schaeffer, 3,000 Common Shares held in an IRA account for the benefit of Mr. Schaeffer and 9,375 Common Shares issuable upon exercise of options granted under the Equity Plan.

                                                                  AMOUNT AND NATURE   PERCENT
                                                                    OF BENEFICIAL       OF
TITLE OF CLASS                   NAME OF BENEFICIAL OWNER             OWNERSHIP        CLASS
--------------                   ------------------------         -----------------   -------
Series A Preferred Shares  TRUSTEES:
                           Betsy Z. Cohen.......................           --            --
                           Edward S. Brown......................           --            --
                           Jonathan Z. Cohen....................           --            --
                           S. Kristin Kim.......................           --(1)         --
                           Arthur Makadon.......................           --            --
                           Joel R. Mesznik......................           --            --
                           Daniel Promislo......................        4,000(2)          *
                           NON-TRUSTEE EXECUTIVE OFFICERS:
                           Jay R. Cohen.........................           --            --
                           Ellen J. DiStefano...................           --            --
                           Kenneth R. Frappier..................           --            --
                           Scott F. Schaeffer...................       10,000             *
                           All trustees and executive officers
                             as a group (11 persons)............       14,000             *

---------------

 *  Does not exceed 1%

(1) Excludes 2,000 Series A Preferred Shares held by Ms. Kim's mother. Ms. Kim disclaims beneficial ownership of these Series A Preferred Shares.

(2) Includes 4,000 Series A Preferred Shares held by the Historical Souvenir Co. MPP Plan dated December 21, 1995. Mr. Promislo is the sole trustee and beneficiary of this plan.

                         NON-TRUSTEE EXECUTIVE OFFICERS

     Information is set forth below regarding the background of each of the Company's executive officers who is not also a trustee. For the Company's officers who are also trustees, Betsy Z. Cohen and Jonathan Z. Cohen, this information can be found above under "Proposal 1. Election of Trustees -- Names of Trustees, Principal Occupations and Other Information."

     Scott F. Schaeffer, age 42, was elected in September 2000 to serve as President and Chief Operating Officer of the Company. Mr. Schaeffer served as the Vice Chairman of the Board of Resource America from 1998 to 2000, the Executive Vice President of Resource America from 1997 to 1998, and a Senior Vice President of Resource America from 1995 to 1997. Mr. Schaeffer also served as President of Resource Properties, Inc. (a wholly owned subsidiary of Resource America) from 1992 to 2000. Mr. Schaeffer was, until October 2002, a director of Resource America.

     Ellen J. DiStefano, age 39, was elected in October 1997 to serve as Chief Financial Officer of the Company. Mrs. DiStefano also served as a Vice President of the Company from October 1997 until December 1998 and has served as Executive Vice President of the Company since December 1998. From 1992 to August 1997, Mrs. DiStefano was Chief Financial Officer of Brandywine Construction & Management, Inc., a Philadelphia, Pennsylvania-based national manager and developer of commercial, multifamily residential, office and hotel properties. See "Certain Relationships and Related Party Transactions." Mrs. DiStefano is a certified public accountant.

     Jay R. Cohen, age 64, was elected in October 1997 to serve as Executive Vice President of the Company. From 1995 through September 1997, Mr. Cohen was Executive Vice President and treasurer of CRIIMI MAE, Inc., Rockville, Maryland, a real estate investment trust ("REIT") investing in mortgage loans. From 1983 to October 1997, Mr. Cohen served in various executive capacities with predecessor REITs to CRIIMI MAE, including service as Executive Vice President and Treasurer of CRI Insured Mortgage Association, Inc., CRI Liquidating REIT, Inc. and Capital Housing and Mortgage Partners, Inc. During such period, Mr. Cohen also served as President of Crico Mortgage Company, Inc., a manager of REITs and master limited partnerships.

     Kenneth Frappier, age 52, was elected in April 2002 to serve as Senior Vice President-Portfolio and Risk Management of the Company. From December 1999 until he joined the Company, Mr. Frappier was a Senior Vice President and Regional Chairman of the Senior Officers' Loan Committee in Pennsylvania and Southern New Jersey for Hudson United Bank (a commercial bank), following the merger of Hudson United Bancorp (a bank holding company) and JeffBanks, Inc., (a bank holding company) of which Mr. Frappier had been Senior Vice President since 1993. Before 1993, Mr. Frappier was an Executive Vice President for Dominion Bancshares Corporation's ("Dominion") Greater Washington Region (Northern Virginia, Washington, D.C. & Maryland) and, before the acquisition of State National Bank ("State") by Dominion in 1987, he was Senior Vice President and Senior Lender at State. Before 1977, he was a National Bank Examiner for the Comptroller of the Currency, a bureau of the U.S. Treasury Department.

                   TRUSTEE AND EXECUTIVE OFFICER COMPENSATION

TRUSTEE COMPENSATION

     In 2004, each non-employee trustee of the Company was paid (a) a retainer of $20,000 (half paid in cash and half with 356 phantom shares), (b) a fee of $1,000 for each regular quarterly Board of Trustees meeting attended, (c) a fee of $500 for each other Board of Trustees meeting and each meeting of any committee of the Board of Trustees attended, (d) in the case of the Chairman of the Audit Committee, an additional fee of $2,000 for each meeting of the Audit Committee attended, resulting in an aggregate fee of $2,500 for each meeting of the Audit Committee attended; and (e) in the case of the Chairman of the Compensation Committee and the Chairman of the Nominating Committee, an additional fee of $1,000 for each meeting of the Compensation Committee or the Nominating Committee attended, respectively, resulting in an aggregate fee of $1,500 for each meeting of the Compensation Committee or the Nominating Committee attended, respectively; and (f) a retention bonus of $16,920 to each of Messrs. Mesznik and Promislo, $12,690 to Mr. Brown and $12,690 worth of phantom shares (482 phantom shares) to each of Ms. Kim and Mr. Makadon. The Company recognized non-employee trustee compensation expense of $315,522, in the aggregate, in fiscal 2004 consisting of (a) cash payments equal to $240,322, in the aggregate, and (b) 2,744 phantom shares, in the aggregate, for which the Company recognized $75,200 in compensation expense.

     In January 2004, the Board of Trustees adopted the Phantom Share Plan for non-employee trustees of the Company and appointed the Compensation Committee to administer the Phantom Share Plan. In July 2004, the Board of Trustees amended this Phantom Share Plan to expand the persons eligible to receive phantom shares to all trustees and employees. Under the terms of the Phantom Share Plan applicable to non-employee trustees, the Compensation Committee designates a portion of each non-employee trustee's retainer to be credited to the Phantom Share Plan for a number of phantom shares equal to the amount of retainer forgone divided by the fair market value of the Common Shares on the date of crediting. No Common Shares are actually purchased for the trustee; instead, the trustee's interest in the Phantom Share Plan is reflected by a book account. The value of the trustee's account would be based on the value of that number of Common Shares corresponding to the number of phantom shares in that account. Before distribution from the Phantom Share Plan, each trustee will receive dividend equivalents for any dividends paid on Common Shares for each phantom share that is credited to the trustee's account. A trustee is fully vested in his or her phantom shares at the time of grant.

     A non-employee trustee's phantom shares will be redeemed under the Phantom Share Plan at the time the trustee terminates his or her position from the Board of Trustees. The amount that will be paid to the trustee will be determined by taking the value of all phantom shares credited to the trustee's account under the Phantom Share Plan, which will be based on the fair market value of the Common Shares on the date of the trustee's termination. All redemptions under the Phantom Share Plan will be paid in a lump sum in cash, unless the Company's shareholders subsequently approve the issuance of Common Shares under the Phantom Share Plan. In such an event, the Compensation Committee will have the discretion to pay to trustee grantees cash or Common Shares. Redemptions will occur within 45 days from the date the trustee grantee terminates service. For a discussion of the effect that approval of Proposal 2 could have on these phantom shares, see "Proposal 2 -- Phantom Share Plan" above.

     The Compensation Committee has approved the following compensation for each non-employee trustee for 2005: (a) a retainer of $20,000 (paid $15,000 in cash and $5,000 in phantom shares issuable under RAIT's Phantom Share Plan); (b) a fee of $1,500 for each regular quarterly Board meeting attended by such trustee;
(c) a fee of $500 for each other Board meeting attended by such trustee; (d) a fee of $1,000 for each meeting of any committee of the Board attended by such trustee on which such trustee serves as a member and for each meeting of the Investment Committee attended by such trustee, whether or not a member; (e) in the case of the Chairman of the Audit Committee and the Chairman of the Compensation Committee, an additional fee of $2,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively, resulting in an aggregate fee of $3,000 for each meeting of the Audit Committee or the Compensation Committee attended, respectively; (f) in the case of the Chairman of the Nominating and Governance Committee, an additional fee of $1,000 for each meeting of the Nominating and Governance

Committee attended, resulting in an aggregate fee of $2,000 for each meeting of the Nominating and Governance Committee attended; (g) long-term equity compensation in the form of phantom shares with a value of $10,000; and (h) a retention bonus of $16,920 to each of Messrs. Mesznik and Promislo, $12,690 to Mr. Brown and $12,690 worth of phantom shares to each of Ms. Kim and Mr. Makadon.

     All trustees are eligible to participate in the Equity Plan. No options were granted under the Equity Plan to non-employee trustees in fiscal 2004 or to date in fiscal 2005.

EXECUTIVE OFFICER COMPENSATION

     The following table sets forth certain information concerning the compensation paid or accrued by the Company during each of the last three fiscal years to the Company's Chief Executive Officer and each of the Company's four most highly compensated executive officers other than the Company's Chief Executive Officer (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                                                  COMPENSATION
                                                                     AWARDS
                                                                  -------------
                                         ANNUAL COMPENSATION       SECURITIES
                                       ------------------------    UNDERLYING         ALL OTHER
NAME AND PRINCIPAL POSITION     YEAR   SALARY($)    BONUS($)(1)   OPTIONS(#)(2)   COMPENSATION($)(3)
---------------------------     ----   ---------    -----------   -------------   ------------------
Betsy Z. Cohen................  2004    612,500       642,300            --             407,654(4)
  Chairman & Chief              2003    526,500       537,300        45,000             357,281
  Executive Officer             2002    475,000       450,000        10,000           1,602,534
Scott F. Schaeffer............  2004    406,000       421,150            --               9,750(4)
  President & Chief             2003    385,167       371,150        37,500               9,000
  Operating Officer             2002    318,500       300,000         5,000               8,250
Jay R. Cohen..................  2004    214,600       125,380            --              12,000(4)
  Executive Vice                2003    214,700       100,380         5,000              10,500
  President                     2002    214,600       100,000         6,000               9,000
Ellen J. DiStefano............  2004    318,801       175,380            --               9,750(4)
  Executive Vice                2003    271,919       125,380         5,000               8,992
  President & Chief             2002    226,613       100,000         6,000               8,250
  Financial Officer
Kenneth R. Frappier...........  2004    183,277       130,924         2,500              12,000
  Senior Vice President         2003    180,767       114,550            --              10,500
  Portfolio and Risk            2002    120,442(5)     12,500        27,000               6,972
  Management

---------------

(1) Bonuses are reported for the year for which they were approved, regardless of when paid.

(2) Reflects Common Shares awarded under the Equity Plan. Options with respect to 39,000 Common Shares that were awarded in 2002 have been exercised as of December 31, 2004. Other than the Equity Plan, the SERP established pursuant to Mrs. Cohen's employment agreement and the 401(k) Plan, the Company does not have long-term incentive plans or pension or profit sharing plans.

(3) All amounts are matching payments made by the Company under the 401(k) Plan, except for $395,654, $346,781 and $1,594,284 included in 2004, 2003 and
    2002, respectively, for Mrs. Cohen, which represents the value of Common Shares and cash deposited into a "rabbi" trust that funds the SERP established under her employment agreement. See "Employment Agreements" below.

(4) The Compensation Committee intends to grant Mrs. Cohen, Mr. Schaeffer, Mr. Cohen and Mrs. DiStefano $75,000, $50,000, $25,000, and $25,000,
    respectively, worth of equity compensation relating to 2004 in a form to be determined after the Meeting. These amounts are excluded from the amounts in the table.

(5) Kenneth R. Frappier began his employment with the Company on April 3, 2002. The salary reported for 2002 was based on an annual salary rate of $181,933 for 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth the number of options granted during fiscal 2004 to the Named Executive Officers:

                                                 INDIVIDUAL GRANTS
                          ---------------------------------------------------------------   GRANT DATE VALUE
                              NUMBER OF          % OF TOTAL                                 ----------------
                              SECURITIES       OPTIONS GRANTED   EXERCISE OF                   GRANT DATE
                          UNDERLYING OPTIONS    TO EMPLOYEES     BASE PRICE    EXPIRATION       PRESENT
NAME                          GRANTED(#)           IN 2004         ($/SH)       DATE(1)       VALUE($)(2)
----                      ------------------   ---------------   -----------   ----------   ----------------
Betsy Z. Cohen..........           --                 --               --             --             --
Scott F. Schaeffer......           --                 --               --             --             --
Jay R. Cohen............           --                 --               --             --             --
Ellen J. DiStefano......           --                 --               --             --             --
Kenneth R. Frappier.....        2,500               13.7%          $26.40      1/29/2014         $2,650(1)

---------------

(1) These options vested on November 30, 2004.

(2) The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 2004: dividend yield of 8.3%; expected volatility of 18%; risk-free interest rate of 4.0%; and expected lives of 9 years.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

     The following table sets forth the number of option exercises during 2004 and the value of unexercised options held by the Named Executive Officers at December 31, 2004.

                                                                     NUMBER OF           VALUE(2) OF
                                                                    SECURITIES           UNEXERCISED
                                                                    UNDERLYING          IN-THE-MONEY
                                                                UNEXERCISED OPTIONS      OPTIONS AT
                               COMMON SHARES                       AT FY-END(#)           FY-END($)
                                ACQUIRED ON        VALUE           EXERCISABLE/         EXERCISABLE/
NAME                            EXERCISE(#)    REALIZED($)(1)      UNEXERCISABLE        UNEXERCISABLE
----                           -------------   --------------   -------------------   -----------------
Betsy Z. Cohen...............     26,664          339,166         209,586/33,750      2,626,643/162,675
Scott F. Schaeffer...........         --               --           9,375/28,125         45,188/135,563
Jay R. Cohen.................         --               --           51,250/3,750         654,525/18,075
Ellen DiStefano..............         --               --           61,932/3,750         912,163/18,075
Kenneth Frappier.............         --               --           14,375/3,125         100,350/25,375

---------------

(1) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at the date of exercise ($27.72 per share on November 29, 2004).

(2) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at December 31, 2004 ($27.97 per share).

401(k) PLAN

     The Company offers the 401(k) Plan to all of its employees (except temporary, seasonal and on-call employees) who are at least age 21 and have been employed at least 90 days. Participants may elect to defer any percentage of their eligible compensation and have the Company contribute it to the 401(k) Plan. During fiscal 2004, the Company matched 75% of employee contributions with Common Shares. Participants' accounts are increased or decreased by the earnings or losses of their individually-directed investments. Investments offered under the 401(k) Plan cover a wide range of risk levels and include Common Shares and individual brokerage accounts. Investments in Common Shares are neither required nor encouraged. The 401(k) Plan allows participants to borrow or take hardship distributions from their accounts. 401(k) Plan benefits are payable at death, termination of employment, disability, retirement or after attainment of age 59 1/2. The Company contributed employer matches on behalf of the executive officers named in the Summary Compensation Table as set forth in footnote 2 in the Summary Compensation Table.

EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with each of Betsy Z. Cohen, its Chairman and Chief Executive Officer, and Scott F. Schaeffer, its President and Chief Operating Officer.

  BETSY Z. COHEN

     On January 23, 2002, the Company entered into an employment agreement with Betsy Z. Cohen, its Chairman and Chief Executive Officer. The agreement has an effective date of October 1, 2001. The agreement with Mrs. Cohen provides that she will devote such time to the Company as is reasonably required to fulfill her duties. Under the agreement, Mrs. Cohen receives base salary of $450,000 per year, which may be increased by the Compensation Committee based upon its evaluation of Mrs. Cohen's performance. Mrs. Cohen is also eligible for bonuses as determined by the Compensation Committee. The agreement has a term of five years that is automatically renewed so that, on any day that the agreement is in effect, it will have a then current term of five years. The Company may terminate Mrs. Cohen without cause or Mrs. Cohen may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mrs. Cohen will be entitled to receive only the amount due her under the Company's severance pay plans, if any; provided that, if she executes a mutual release of claims with the Company, she will receive a lump sum cash payment equal to her base salary payable over the remaining portion of the employment term and a pro rated bonus for the year in which the termination occurs. Upon or after a change of control of the Company, the Company may terminate Mrs. Cohen without cause or she may resign for good reason upon sixty days notice. Mrs. Cohen may also resign upon thirty days notice in which event no further payments are due other than accrued benefits. If Mrs. Cohen is disabled for ninety consecutive days, the Company may terminate her employment. If Mrs. Cohen's employment terminates on account of disability, the vesting of the SERP described below will accelerate and she will be credited with years of service as if she remained employed through her 65th birthday. Mrs. Cohen shall also receive a pro-rated bonus for the year in which the disability occurs. If Mrs. Cohen dies during her term of employment, the Company must pay her estate her accrued and unpaid base salary, a pro rated bonus for the year in which death occurs and 50% of the accrued benefit under the SERP. The Company may terminate Mrs. Cohen's employment at any time for cause. Upon any such termination for cause, Mrs. Cohen shall be entitled to any base salary and benefits accrued and earned before her termination.

     The agreement defines "cause," generally, as conviction of a felony, intentional and continuous failure to substantially perform duties or a breach of the confidentiality and intellectual property provisions of the agreement. The agreement defines "good reason," generally, as the Company reducing Mrs. Cohen's base salary, the Company demoting Mrs. Cohen or materially reducing her duties, the Company requiring Mrs. Cohen to be based outside of Philadelphia, Pennsylvania, the failure of Mrs. Cohen to be elected to the Board of Trustees or a material breach of the agreement by the Company. The agreement defines a "change of control," generally, as having occurred if (a) any person becomes a beneficial owner of securities representing more than 50% of the voting power of the then outstanding securities (other than a change resulting from the death of a shareholder or a transaction in which the Company becomes a subsidiary of another corporation and the shareholders of the Company immediately before that transaction hold securities representing more than 50% of the voting power of the parent corporation) or (b) the consummation of (i) a merger or consolidation of the Company where the shareholders of the Company immediately before the transaction will not beneficially own, after the transaction, securities representing more than 50% of the voting power of the surviving corporation,
(ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company or (c) the incumbent trustees cease for any reason to constitute at least two-thirds of the Board of Trustees, provided that if either the election or nomination of any new trustee was approved by a vote of at least two-thirds of the incumbent trustees before such election or nomination, the new trustee will be considered a member of the incumbent trustees.

     The employment agreement provides for the establishment of a SERP for Mrs. Cohen. Mrs. Cohen will be fully vested in the amount of the SERP benefit earned and the benefit will be fully accrued upon her attainment of age 65, upon the occurrence of a change of control or in the event that she is terminated by the Company without cause or resigns for good reason, as defined above. The employment agreement provides that the Company shall establish a trust to serve as the funding vehicle for the SERP benefits and shall make contributions to the trust in such amounts or in such number of the Common Shares as the Company reasonably determines to be sufficient to provide the present value of the benefit as accrued at the time of the contribution. The present value of this benefit is calculated based on certain actuarial assumptions as well as estimates of market returns and the amount of Mrs. Cohen's future salary. The normal retirement benefit is equal to 60% of Mrs. Cohen's average base plus incentive compensation for the three years preceding the termination of employment, less social security benefits, increasing by .05% for each month of employment after Mrs. Cohen reaches age 65. Mrs. Cohen's rights in the SERP benefit vest 25% for each year of service after October 31, 2002. The Company established a trust to serve as the funding vehicle for the SERP benefit and has deposited 58,912 Common Shares and $1.4 million in this trust since its inception. One-half of Mrs. Cohen's normal retirement benefit shall be satisfied by the delivery to Mrs. Cohen of 58,912 Common Shares on her retirement date, regardless of the fair market value of the Common Shares at such retirement date. Based upon current actuarial calculations, the Company will have to fund an additional $740,000 in cash to the trust, in order to satisfy this commitment. In 2002, the Company recorded deferred compensation of $1.25 million for the fair value of the Common Shares. For the years ended December 31, 2004, 2003 and 2002, the Company recognized $756,000 and $586,000 and $96,000 of compensation expenses, respectively, with regard to the required stock and cash contributions. Upon a change of control of the Company, the Company has agreed to immediately contribute to the trust an amount sufficient to permit the full payment of the SERP benefit due to Mrs. Cohen at age 65. Notwithstanding the establishment of a trust, the Company's obligation to pay the benefit constitutes a general, unsecured obligation of the Company, payable out of its general assets, and the assets of the trust will be available to pay the claims of the Company's creditors.

  SCOTT F. SCHAEFFER

     On January 23, 2002, the Company entered into an employment agreement with Scott F. Schaeffer, its President and Chief Operating Officer. The agreement has an effective date of October 1, 2001. Under the agreement, Mr. Schaeffer receives base compensation of $300,000 per year, which may be increased by the Compensation Committee based upon its evaluation of his performance. Mr. Schaeffer is also eligible for bonuses as determined by the Compensation Committee and is entitled to a car allowance of not less than $500 per month. The agreement has a term of three years that is automatically extended so that, on any day that the agreement is in effect, it will have a then current term equal to the employment term. The Company may terminate Mr. Schaeffer without cause or Mr. Schaeffer may resign for good reason upon sixty days notice. Upon any such termination or resignation, Mr. Schaeffer will be entitled to receive only the amount due him under the Company's severance pay plans, if any; provided that, if he executes a mutual release of claims with the Company, he will receive a lump sum cash payment equal to one-half of his base salary payable over the remaining portion of the employment term and a pro rated bonus for the year in which the termination occurs. Upon or after a change of control of the Company, the Company may terminate Mr. Schaeffer without cause or he may resign for good reason upon sixty days notice. Mr. Schaeffer may also resign upon thirty days notice in which event no further payments are due other than accrued benefits. If Mr. Schaeffer is disabled for ninety consecutive days, the Company may terminate his employment. If Mr. Schaeffer's employment terminates on account of disability, the Company shall pay him any accrued and unpaid amounts under the agreement and a pro rata bonus for the year in which his termination occurs. If Mr. Schaeffer dies during his term of employment, the Company must pay his estate any accrued and unpaid amounts under the agreement and a pro rated bonus for the year in which death occurs. The Company may terminate Mr. Schaeffer's employment at any time for cause. Upon any such termination for cause, Mr. Schaeffer shall be entitled to any base salary and benefits accrued and earned before his termination.

     The definition of "cause" is the same as in Mrs. Cohen's employment agreement except that, in addition, Mr. Schaeffer is subject to non-competition and non-solicitation provisions that, if breached, also constitute cause. The agreement defines "good reason" as generally, the Company's termination of Mrs. Cohen as Chief

Executive Officer and Chairman "without cause" or her resignation for "good reason," as defined under her employment agreement, or the Company's ceasing to be publicly owned. The agreement defines a "change of control," generally, as the occurrence of any of the following: (a) the acquisition of the beneficial ownership of 25% or more of the Company's voting securities or all or substantially all of the assets of the Company by a single person or entity or group of affiliated persons or entities other than by a related entity affiliated with Mr. Schaeffer, Mrs. Cohen or their respective immediate families; or (b) the merger, consolidation or combination of the Company with an unaffiliated entity, other than such a related entity in which the trustees of the Company as applicable immediately before such merger, consolidation or combination constitute less than a majority of the board of directors of the surviving, new or combined entity unless one-half of the board of directors of the surviving, new or combined entity, were trustees of the Company immediately before such transaction and the Company's chief executive officer immediately before such transaction continues as the chief executive officer of the surviving, new or combined entity; or (c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Trustees cease for any reason to constitute at least two-thirds thereof, unless the election or nomination for the election by the Company's shareholders of each new trustee was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of the period; or (d) the transfer of all or substantially all of the Company's assets or all or substantially all of the assets of its primary subsidiaries to an unaffiliated entity, other than to such a related entity.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In the ordinary course of its business operations, the Company has ongoing relationships with several related entities. Transactions in which the amount involved exceeds $60,000 since January 1, 2004 are described below.

     Resource America, Inc. ("Resource America") was the sponsor of the Company. The Chairman and Chief Executive Officer of the Company, Betsy Z. Cohen, is (a) the spouse of Edward E. Cohen, the Chairman of the Board of Resource America, and (b) the parent of Jonathan Z. Cohen, the Chief Executive Officer, President and a director of Resource America. Jonathan Cohen is also the Vice-Chairman, a trustee and the Secretary of the Company.

     In December 2003, the Company was paid $100,000 for facilitating an acquisition by an unrelated third party financial institution of a $10.0 million participation in a loan owned by Resource America. The Company had previously owned the participation from March 1999 until March 2001, and in order for another party to acquire it, the Company had to reacquire it and then sell it to them. The transaction was completed in January 2004, at which time the Company earned an additional $23,000 representing interest for the eight days the Company had funded the participation. The transaction was reviewed and approved by the Independent Trustees (as defined in the declaration of trust of the Company) of the Board of Trustees of the Company and determined not to create a conflict of interest.

     The Company anticipates that it may purchase and sell additional loans and lien interests in loans to and from Resource America, and participate with it in other transactions.

     Brandywine Construction & Management, Inc. ("Brandywine"), is an affiliate of the spouse of Betsy Z. Cohen, the Chairman and Chief Executive Officer of the Company. Brandywine provided real estate management services to 13 properties underlying the Company's real estate interests at December 31, 2004. Management fees in the amount of $1.0 million were paid to Brandywine for the year ended December 31, 2004 relating to those interests. The Company believes that the management fees charged by Brandywine are comparable to those that could be obtained from unaffiliated third parties. The Company continues to use Brandywine to provide real estate management services to properties underlying the Company's investments.

     Betsy Z. Cohen has been the Chairman of the Board of Bancorp, a commercial bank, since November 2003 and a director of Bancorp Inc., a registered bank holding company for Bancorp, since September 2000, and the Chief Executive Officer of both Bancorp and Bancorp Inc. since September 2000. Daniel G. Cohen, Mrs. Cohen's son, (a) has been the Vice-Chairman of the Board of Bancorp since November 2003, was the Chairman of the Board of Bancorp from September 2000 to November 2003, was the Chief Executive Officer of Bancorp from July 2000 to September 2000 and has been Chairman of the Executive Committee of Bancorp since 1999 and (b) has been the Chairman of the Board of Bancorp Inc. and Chairman of the Executive Committee of Bancorp Inc. since 1999. The Company maintains most of its checking and demand deposit accounts at Bancorp. As of December 31, 2004, the Company had $7.8 million on deposit, of which approximately $7.7 million is over the FDIC insurance limit. The Company pays a fee of $5,000 per month to Bancorp for information system technical support services. The Company paid $60,000 for the year ended December 31, 2004 for these services.

     The Company sub-leases a portion of its downtown Philadelphia office space under an operating lease with Bancorp Inc. at an annual rental based upon the amount of square footage the Company occupies. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Bancorp Inc. was approximately $251,000 for the year ended December 31, 2004.

     The Company sub-leases the remainder of its downtown Philadelphia office space under an operating lease with The Richardson Group, Inc. ("Richardson") whose Chairman is the Vice-Chairman, a trustee and Secretary of the Company, and a son of the Chairman and Chief Executive Officer of the Company. The Senior Vice President and Chief Operating Officer of Richardson is the spouse of the Executive Vice President and Chief Financial Officer of the Company. The annual rental is based upon the amount of square footage the Company occupies. Rent paid to Richardson was approximately $56,000 for the year ended December 31, 2004. Effective April 1, 2005, the Richardson sublease terminated and the underlying square footage was added to the Bancorp Inc. sublease at annual rentals based upon the amount of square footage the Company occupies.

     Daniel G. Cohen is the beneficial owner of the corporate parent of Cohen Brothers & Company ("Cohen Brothers"), a registered broker-dealer of which Mr. Cohen is President and Chief Executive Officer. Cohen Brothers acted as a dealer in the public offering the Company made of its Series A Preferred Shares in March 2004. In the March 2004 offering, Cohen Brothers was allocated 60,000 Series A Preferred Shares at the public offering price less a standard dealer's concession of $0.50 per share.

INDEBTEDNESS OF MANAGEMENT

     In February and April 2002, the Company granted to its employees, executive officers and trustees options to purchase Common Shares under the Equity Plan. These options, which were exercised in March and April 2002, had exercise prices of $16.92 and $19.85, respectively, per Common Share. The Common Shares issued pursuant to all of these exercises were restricted as to their transferability, with the restrictions lapsing as to 25% of the Common Shares annually for each of the four years following the date of grant. At the time of exercise, the Company provided loans to each person in the amount necessary to exercise such options. The principal amount of these loans bears interest at a rate of 6% per annum. Interest on the outstanding principal amount is payable quarterly and 25% of the original principal amount of each loan is payable on each of the first four anniversaries of the date of the loans. The loans are to be fully paid on the fourth anniversary of their issuance date. The Common Shares that were acquired pursuant to the option exercise secure each loan and the borrower is personally liable for 25% of the outstanding balance due. Any payments of principal are deemed to first reduce the amount of the borrower's personal liability and the Company agreed to accept as full satisfaction of amounts due under the loan for which the borrower is not personally liable the return of all Common Shares purchased by borrower with the proceeds of the loans.

     The following table sets forth certain information regarding the amount of indebtedness owed to the Company by any of its executive officers and trustees whose indebtedness exceeded $60,000 at any time since January 1, 2004 and the number of Common Shares acquired upon the option exercise at the time such indebtedness was incurred.

                                                    LARGEST AGGREGATE
                                                        AMOUNT OF         PRINCIPAL        NUMBER OF
                                                      INDEBTEDNESS      INDEBTEDNESS     COMMON SHARES
                                                    OUTSTANDING SINCE   TO COMPANY AT    ACQUIRED UPON
                                                     JANUARY 1, 2004    APRIL 1, 2005   OPTION EXERCISE
                                                    -----------------   -------------   ---------------
Kenneth Frappier..................................      $178,650           $59,550           12,000
Betsy Cohen.......................................      $126,900           $42,300           10,000
Jay Cohen.........................................      $ 76,140           $25,380            6,000
Ellen DiStefano...................................      $ 76,140           $25,380            6,000
Scott Schaeffer...................................      $ 63,450           $21,150            5,000

                               PERFORMANCE GRAPH

     The following graph compares the index of the cumulative total shareholder return on the Common Shares for the measurement period commencing December 31, 1999 and ending December 31, 2004 with the cumulative total returns of the National Association of Real Estate Investment Trusts (NAREIT) Hybrid REIT index, the NAREIT Mortgage REIT index and the S&P 500 Index. The following graph assumes that each index was 100 on the initial day of the relevant measurement period and that all dividends were reinvested. Historical stock price performance is not necessarily indicative of future price performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
               AMONG THE COMPANY, THE NAREIT MORTGAGE REIT INDEX,
               THE NAREIT HYBRID REIT INDEX AND THE S&P 500 INDEX

                               (COMPARISON CHART)

--------------------------------------------------------------------------------------
                     12/31/1999 12/31/2000 12/31/2001 12/31/2002 12/31/2003 12/31/2004
--------------------------------------------------------------------------------------
 RAIT...............   100.00     135.94     204.88     302.52     396.30     472.39
 NAREIT Mortgage....   100.00     115.96     205.65     269.55     424.25     502.45
 NAREIT Hybrid......   100.00     111.61     168.25     207.46     324.03     401.47
 S&P 500............   100.00      90.90      80.09      62.39      80.29      89.02

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's officers, trustees and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

     Based solely on its review of the reports received by it, or representations from certain reporting persons that no filings were required for those persons, the Company believes that, before or during fiscal 2004, no officers, trustees or beneficial owners failed to file reports of ownership and changes of ownership on a timely basis.

                     SHAREHOLDER PROPOSALS AND NOMINATIONS

     Under rules promulgated by the Securities and Exchange Commission, holders of Common Shares who desire to submit proposals for inclusion in the proxy statement of the Company for its 2006 annual meeting of shareholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals to the Secretary of the Company by December 6, 2005. The proxy for the 2006 annual meeting of shareholders may confer discretionary authority to vote on any matters brought before that meeting where (a) the Company receives notice of the proposal before February 19, 2006 and advises shareholders in the 2006 proxy statement about the nature of the proposal and how management intends to vote on the proposal or (b) the Company has not received notice of the matter by February 19, 2006. According to the Company's by-laws, only such persons as are duly nominated by (a) the incumbent trustees or (b) by a shareholder who is entitled to vote at the annual meeting of shareholders and who has filed his nominations with the Secretary of the Company at least twenty days before the time scheduled for said meeting shall be eligible for election.

     Shareholders who wish to submit their recommendations for trustee candidates to the Nominating and Governance Committee should send their written recommendation to the Company's executive offices, attention: Nominating and Governance Committee Chairman. These shareholders must represent that they are a shareholder of the Company and will remain so through the date of the relevant annual meeting of shareholders of the Company and include the written consent of the person so recommended to serve as a trustee if nominated and elected and to provide such information as the Nominating and the Governance Committee may request and a description of their background and qualifications. All shareholder recommendations received by the Nominating and Governance Committee will be reviewed at the first meeting of the Nominating and Governance Committee held after receipt of the recommendation. The Nominating and Governance Committee will consider nominees recommended by security holders for the 2006 annual meeting if submitted as described above by November 30, 2005 in order that the submission may be considered at the meeting of the Nominating and Governance Committee scheduled for January 2006.

                     ANNUAL REPORT AND REPORT ON FORM 10-K

     THE COMPANY'S 2004 ANNUAL REPORT TO SHAREHOLDERS, INCLUDING THE FINANCIAL STATEMENTS AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2004, WAS SENT TO SHAREHOLDERS OF RECORD AS OF FEBRUARY 25, 2005. SHAREHOLDERS OF RECORD AS OF FEBRUARY 25, 2005, AND BENEFICIAL OWNERS OF THE COMMON SHARES ON THAT DATE, MAY OBTAIN FROM THE COMPANY, WITHOUT CHARGE, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUSIVE OF THE EXHIBITS THERETO, BY A REQUEST IN WRITING. SUCH REQUESTS SHOULD BE DIRECTED TO THE COMPANY, AT ITS PHILADELPHIA ADDRESS STATED HEREIN, AND TO THE ATTENTION OF THE SECRETARY. BENEFICIAL OWNERS MUST INCLUDE IN THEIR WRITTEN REQUESTS A GOOD FAITH REPRESENTATION THAT THEY WERE BENEFICIAL OWNERS OF THE COMMON SHARES ON FEBRUARY 25, 2005.

                                          By order of the Board of Trustees

                                          /s/ JONATHAN Z. COHEN
                                          --------------------------------------
                                          Jonathan Z. Cohen, Secretary

April 8, 2005

                                                                      APPENDIX A

              GUIDELINES OF RAIT INVESTMENT TRUST AUDIT COMMITTEE
                FOR PRE-APPROVAL OF INDEPENDENT AUDITOR SERVICES

     The Audit Committee (the "Committee") of RAIT Investment Trust ("RAIT") has adopted the following guidelines regarding the engagement of RAIT's independent auditor to perform services for RAIT:

     For audit services, the independent auditor will provide the Committee with an engagement letter with respect to any fiscal year sufficiently in advance of the October quarterly meeting of the Committee immediately preceding that fiscal year, if practicable, and otherwise by the January quarterly meeting of the Committee in that fiscal year outlining the scope of the audit services proposed to be performed during that fiscal year, together with a fee proposal which may include a range of fees. If agreed to by the Committee, this engagement letter and associated fee(s) will be formally accepted by the Committee at either its October or January quarterly Committee meeting.

     For non-audit services, RAIT management will submit to the Committee for approval any non-audit services that it recommends the Committee engage the independent auditor to provide for any fiscal year. RAIT management and the independent auditor will each confirm to the Committee that any non-audit service so submitted is permissible under all applicable legal requirements, including the listing requirements of the NYSE. In addition to these planned non-audit services, a budget estimating the expense of any such non-audit service for that fiscal year will be provided. The Committee will approve both the permissible non-audit services and the budget for such services. The Committee will be informed routinely as to the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

     To ensure prompt handling of unexpected matters, the Committee delegates to its Chairman or, if the Chairman is not reasonably available, any other member of the Committee, the authority to amend or modify the list of approved permissible non-audit services and fees. The Chairman or such other member, as the case may be, will report action taken to the Committee at the next Committee meeting.

     The independent auditor must ensure that all audit and non-audit services provided to RAIT have been approved by the Committee. The Chief Financial Officer will be responsible for tracking all independent auditor fees against the budget for such services and report at least quarterly to the Audit Committee.

                                                                      APPENDIX B

                             RAIT INVESTMENT TRUST
                         2005 EQUITY COMPENSATION PLAN
                   (AMENDED AND RESTATED, AS OF MAY 18, 2005)

                                   ARTICLE I
GENERAL

     1.01 Purpose. The purposes of this Plan are to: (1) closely associate the interests of the management and trustees of the Company with the shareholders of RAIT by reinforcing the relationship between compensation and shareholder gains;
(2) provide senior management and trustees of the Company with an equity ownership in RAIT commensurate with RAIT's performance, as reflected in increased shareholder value; (3) maintain competitive compensation levels; and
(4) provide an incentive to senior management and trustees for continuous employment or service with the Company.

     1.02  Definitions.  In this Plan, the following definitions shall apply:

          (a) "Affiliate" means any person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with RAIT.

          (b) "Board" means the Board of Trustees of RAIT.

          (c) "Change of Control" means the first to occur of any of the following events:

             (i) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of RAIT representing more than 50% of the voting power of the then outstanding securities of RAIT; provided that a Change of Control shall not be deemed to occur as a result of a transaction in which RAIT becomes a subsidiary of another real estate investment trust and in which the shareholders of RAIT, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent entity would be entitled in the election of trustees (without consideration of the rights of any class of shares to elect trustees by a separate class vote);

             (ii) The consummation of (A) a merger or consolidation of RAIT with another real estate investment trust where the shareholders of RAIT, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving real estate investment trust would be entitled in the election of trustees (without consideration of the rights of any class of shares to elect trustees by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of RAIT, or (iii) a liquidation or dissolution of RAIT; or

             (iii) After the date this amended and restated Plan is approved by the shareholders of RAIT, trustees are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new trustee who was not a trustee at the beginning of such two-year period was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Compensation Committee of the Board or its successor, or such other committee that the Board has delegated with authority to administer the Plan, subject to any limitations imposed by RAIT's bylaws and charter and applicable laws, rules and regulations. Notwithstanding the foregoing, the "Committee" may be the Board, to the extent that the Board has retained authority to administer the Plan with respect to all or any specific Grants and the Board may ratify any Grants it deems necessary or appropriate.

          (f) "Common Shares" means common shares of beneficial interest, par value $0.01, of RAIT.

          (g) "Company" means RAIT, any Parent, any Subsidiary, and any Affiliate.

          (h) "Consultant" means consultants and advisors who perform services for the Company, but does not mean any consultant or advisor who (i) does not render bona fide services to the Company, (ii) performs services that are in connection with the offer and sale of securities in a capital-raising transaction, and (iii) directly or indirectly promotes or maintains a market for RAIT's securities.

          (i) "Date of Grant" means the date a Grant is effective; provided, however, that no retroactive Grants will be made.

          (j) "Dividend Equivalent" means an amount determined by multiplying the number of Common Shares or Units subject to a Grant by the per-share cash dividend, or the per-share fair market value (as determined by the Committee) of any dividend in consideration other than cash, paid by RAIT on its Common Shares on a dividend payment date.

          (k) "Effective Date" means May 18, 2005. The Plan initially became effective on December 5, 1997.

          (l) "Employee" means an employee of the Company (including any officer or trustee who is an employee).

          (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (n) "Fair Market Value" means (x) the closing price on the Date of Grant or on the next business day, if such Date of Grant is not a business day, of a Common Share reported on the New York Stock Exchange (or any other exchange on which the Common Shares are listed or, if applicable, the Nasdaq National Market), or (y) if the Common Shares are not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Common Shares on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable, and as the Committee determines. If the Common Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per Common Share shall be as determined by the Committee. In no event shall the Fair Market Value of any Common Share be less than its par value.

          (o) "Grant" means an Option, SAR, Unit, Share Award, Dividend Equivalent or Other Share-Based Award granted under the Plan.

          (p) "Grant Agreement" means the written agreement that sets forth the terms and conditions of a Grant, including any amendments thereto.

          (q) "Non-Employee Trustee" means a member of the Board, or member of the board of trustees of a Subsidiary, who is not an employee of the Company.

          (r) "Incentive Stock Option" means an option that is intended to meet the requirements of section 422 of the Code, as described in Article II.

          (s) "Nonqualified Option" means a stock option that is not intended to meet the requirements of section 422 of the Code, as described in Article II.

          (t) "Option" means an Incentive Stock Option or Nonqualified Option to purchase Common Shares at an Option Price for a specified period of time.

          (u) "Option Price" means the purchase price per Common Share deliverable upon the exercise of a Option.

          (v) "Other Share-Based Award" means any Grant based on, measured by or payable in Common Shares (other than Grants described in Articles II, III, IV, V, and VI), as described in Article VII.

          (w) "Parent" means a "parent corporation," as defined in section 424(e) of the Code, of RAIT.

          (x) "Participant" means an Employee, Non-Employee Trustee or Consultant designated by the Committee to receive a Grant under the Plan.

          (y) "Phantom Share Plan" means the RAIT Investment Trust Phantom Share Plan.

          (z) "Plan" means this RAIT Investment Trust 2005 Equity Compensation Plan (formerly known as the RAIT Investment Trust 1997 Stock Option Plan).

          (aa) "RAIT" means RAIT Investment Trust, a Maryland real estate investment trust.

          (bb) "SAR" means an award of a share appreciation right, as described in Article III.

          (cc) "Share Award" means an award of Common Shares, as described in
     Article V.

          (dd) "Subsidiary" means a "subsidiary corporation," as defined in section 424(f) of the Code, of RAIT.

          (ee) "Ten Percent Shareholder" means a person who on the date the Option is granted owns ten percent (10%) or more of the total combined voting power of RAIT and its Parent or Subsidiaries, taking into account the attribution rules contained in section 424(d) of the Code.

          (ff) "Unit" means an award of a phantom unit, representing one or more Common Shares, as described in Article IV.

     1.03  Administration.

     (a) The Plan shall be administered and interpreted by the Committee. Ministerial functions relating to the Plan may be performed by Employees designated with such authority by the Committee.

     (b) The Committee shall have the authority, in its sole discretion and from time to time to:

          (i) designate the Employees, Non-Employee Trustees and Consultants who are eligible to participate in the Plan;

          (ii) make Grants provided in the Plan in such form and amount as the Committee shall determine;

          (iii) impose such limitations, restrictions and conditions upon any such Grant as the Committee shall deem appropriate; and

          (iv) interpret the Plan and any Grant, adopt, amend and rescind rules and regulations relating to the Plan and any Grant, and make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan.

     (c) The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons who have any interest in the Plan or in any Grants awarded hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of RAIT, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any Grant thereunder.

     1.04 Eligibility for Participation. Participants in the Plan shall be selected by the Committee from the Employees of the Company. In addition, Non-Employee Trustees and Consultants who have contributed to the success of the Company shall be eligible to participate in the Plan. In making this selection and in determining the form of Grant and number of Common Shares or other rights subject to the Grant, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and sound growth.

     1.05 Grants. Grants under the Plan may be in the form of any one or more of the following: (i) Options, (ii) SARs, (iii) Units, (iv) Share Awards, (v) Dividend Equivalents, and (vi) Other Share-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Committee deems appropriate and as are specified in writing by the Committee in separate guidelines or to the Participant in the Grant Agreement or an amendment to the guidelines or Grant Agreement. The Committee shall approve the form and provisions of each Grant Agreement. Grants under a particular Article of the Plan need not be uniform as among Participants. All Grants shall be made conditional upon the Participant's acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Notwithstanding any provision of the Plan to the contrary, the Committee may make Grants that are contingent on, and subject to, shareholder approval of the Plan or an amendment to the Plan.

     1.06  Aggregate Limitation on Awards.

     (a) Shares which may be issued under the Plan shall be Common Shares. The maximum number of Common Shares which may be issued under the Plan shall be 2,500,000 Common Shares, subject to adjustment as described in Section 10.10 below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by RAIT on the open market for purposes of the Plan. Grants paid in cash shall not count against the foregoing Common Share limit.

     (b) For administrative purposes, when the Committee makes a Grant payable in Common Shares, the Committee shall reserve Common Shares equal to the maximum number of Common Shares that may be payable under the Grant. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Share Awards, Units, Dividend Equivalents or Other Share-Based Awards are forfeited or terminated, or otherwise not paid in full, the Common Shares subject to such Grants which have not been issued shall again be available for purposes of the Plan. Common Shares surrendered in payment of the Option Price of an Option or withheld for purposes of satisfying the Company's minimum tax withholding obligations with respect to Grants under the Plan shall again be available for issuance or transfer under the Plan. To the extent that any Grants are paid in cash, and not in Common Shares, any Common Shares previously reserved for issuance or transfer pursuant to such Grants shall again be available for issuance or transfer under the Plan.

     (c) All Grants under the Plan, other than Dividend Equivalents, shall be expressed in Common Shares. The maximum aggregate number of Common Shares with respect to which all Grants, other than Dividend Equivalents, may be made under the Plan to any individual during any calendar year shall be 500,000 Common Shares, subject to adjustment as described in Section 10.10 below. The maximum aggregate number of Common Shares with respect to which all Grants, other than Options, SARs and Dividend Equivalents, that may be made under the Plan to any individual in any calendar year shall be 250,000 Common Shares, subject to adjustment as described in Section 10.10 below. A Participant may not accrue Dividend Equivalents during any calendar year in excess of $1,000,000. The individual limits of this subsection (c) shall apply without regard to whether the Grants are to be paid in Common Shares or in cash. All cash payments (other than Dividend Equivalents) shall equal the Fair Market Value of the Common Shares to which the cash payment relates.

     1.07  Effective Date and Term of Plan.

     (a) This amended and restatement of the Plan is effective as of the Effective Date, subject to approval by RAIT's shareholders.

     (b) No Grants shall be made under the Plan after the day immediately preceding the tenth anniversary of the Effective Date, provided, however, that the Plan and all Grants made under the Plan prior to such date shall remain in effect until such Grants have been satisfied or terminated in accordance with the Plan and the terms of such Grants.

                                   ARTICLE II

OPTIONS

     2.01 Award of Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Options.

     2.02 Option Agreements. The Grant of an Option shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of the Option, stating the number of Common Shares subject to the Option, the type of Option, and the terms and conditions of the Option.

     2.03  Type of Option and Price.

     (a) The Committee may grant Incentive Stock Options or Nonqualified Options or a combination of Incentive Stock Options and Nonqualified Options. Incentive Stock Options may only be granted to Employees of RAIT or its Parent or Subsidiaries. Nonqualified Options may be granted to Employees, Non-Employee Trustees and Consultants.

     (b) The Option Price shall be determined by the Committee and shall not be less than 100% of the Fair Market Value of a Common Share on the Date of Grant of the Option; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the Date of Grant, is a Ten Percent Shareholder, unless the Option Price is not less than 110% of the Fair Market Value of the Common Shares subject to the Option on the Date of Grant.

     2.04  Term and Exercise.

     (a) The Committee shall determine the term of each Option. The term shall not exceed ten years from the Date of Grant. However, an Incentive Stock Option that is granted to an Employee who, at the Date of Grant, is a Ten Percent Shareholder, may not have a term that exceeds five years from the Date of Grant. No Option shall be exercisable after the expiration of its term.

     (b) Each Option shall be fully exercisable from and after the date(s) prescribed by the Committee in the Grant Agreement for the Option, subject to such terms and conditions set forth in the Grant Agreement. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason. The Committee may also provide in the Grant Agreement that the Participant may elect to exercise all or part of the Option before it otherwise has become exercisable. Any Common Shares so purchased shall be restricted Common Shares and shall be subject to a repurchase right in favor of RAIT during a specified restriction period and shall have such other terms and conditions as determined by the Committee.

     2.05 Manner of Exercise. A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to RAIT or its designated agent. The Participant shall pay the Option Price and any withholding taxes for the Option (i) in cash or by certified check, (ii) with the approval of the Committee, by delivering Common Shares owned by the Participant and having a Fair Market Value on the date of exercise equal to the Option Price or by attestation (on a form prescribed by the Committee) to ownership of Common Shares having an aggregate Fair Market Value on the date of exercise equal to the Option Price, (iii) subject to approval of the Committee or its designee, in cash, on the T+3 settlement date that occurs after the exercise date specified in the notice of exercise, provided that the Participant exercises the Option through an irrevocable agreement with a registered broker and the payment is made in accordance with procedures permitted by Regulation T of the Federal Reserve Board and such procedures do not violate applicable law, or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Common Shares used to exercise an Option shall have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RAIT with respect to the Option.

Payment for the Common Shares pursuant to the Option, and any required withholding taxes, must be received by the time specified by the Committee depending on the type of payment being made.

     2.06 Termination of Employment or Service. Except as otherwise provided in the Grant Agreement or in this Section 2.06, an Option may only be exercised while the Participant is employed by, or providing service to, the Company.

          (a) Unless the Committee determines otherwise, upon the death of the Participant, any Option exercisable on the date of death may be exercised by the optionee's estate, or by a person who acquires the right to exercise such Option by bequest or inheritance or by reason of the death of the Participant, provided that such exercise occurs within the earlier of (i) the one year period after the Participant's termination of employment or service or (ii) the remaining effective term of the Option. The provisions of this subsection shall apply notwithstanding the fact that the Participant's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

          (b) Unless the Committee determines otherwise, upon termination of the Participant's employment or service by reason of retirement or permanent disability (as each is determined by the Committee), the Participant may, within the earlier of (i) the six month period after the Participant's termination of employment or service or (ii) the remaining effective term of the Option, exercise any Options to the extent such Options are exercisable at the time of the Participant's termination of employment or service; provided, however, that if the Option is an Incentive Stock Option, if the termination of employment is on account of retirement, the Option may only be exercised as an Incentive Stock Option within 3 months after the Participant's termination of employment and if the Incentive Stock Option is exercised after the end of such 3 month period, the Option will be exercised as a Nonqualified Option.

          (c) Unless the Committee determines otherwise, if the Participant has a termination of employment or service for any reason other than in subsection (a) or (b), all Options held by the Participant shall terminate upon the termination of the Participant's employment or service.

     2.07 Reload Options. In the event that Common Shares are used to exercise an Option, the terms the Grant Agreement for such Option may provide for a Grant of additional Options, or the Committee may grant additional Options, to purchase a number of Common Shares equal to the number of whole Common Shares used to exercise the Option and the number of whole Common Shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Option Price equal to the Fair Market Value of the Common Shares on the Date of Grant of such additional Options, or at such other Exercise Price as the Committee may establish, provided, that the Option Price shall not be less than the Fair Market Value of the Common Shares on the Date of Grant of such additional, and the additional Option shall not have a term longer than the unexpired term of the exercised Option and shall have such other terms as the Committee shall determine.

     2.08 Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that if the aggregate Fair Market Value on the Date of Grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of RAIT or a Parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Option.

                                  ARTICLE III

SARSS

     3.01 Award of SARs. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan SARs. Each SAR shall represent the right of the Participant to receive, upon settlement of the SAR, as determined by the Committee, in its sole discretion, Common Shares or cash equal to the amount by which the Fair Market Value of a Common Share on the date of exercise of the SAR exceeds the base amount of the SAR as described below in
Section 3.04.

     3.02 SAR Agreements. The Grant of an SAR shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a SAR, and shall specify the number of SARs to be granted, the base amount, the vesting and other restrictions applicable to SARs, and the period during which SARs will remain exercisable.

     3.03 Terms. The Committee shall determine the terms and conditions of SARs and may grant SARs separately from or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or any time thereafter while the Option remains outstanding; provided, however, that in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option.

     3.04 Base Amount. The Committee shall establish the base amount of the SAR at the time the SAR is granted, but such base amount shall not be less than the Fair Market Value of the corresponding Common Shares on the Date of Grant.

     3.05 Payment With Respect to SARs. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, in Common Shares, or in a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Common Shares to be received, Common Shares shall be valued at its Fair Market Value on the date of exercise of the SAR. If Common Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

     3.06 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain SARs after termination of the Participant's employment or service, and the circumstances under which SARs may be forfeited.

                                   ARTICLE IV

UNITS

     4.01 Award of Units. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Participant in the Plan Units. Each Unit shall represent the right of the Participant to receive, as determined by the Committee, in its sole discretion, a Common Share or an amount based on the value of a Common Share. All Units shall be credited to accounts on RAIT's records for purposes of the Plan.

     4.02 Unit Agreements. The Grant of a Unit shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a Unit, and shall specify the number of Units to be granted, the vesting date, the redemption date, and the other terms and conditions of the Unit.

     4.03 Terms. The Committee may grant Units that are payable if specified performance goals or other conditions are met, or under other circumstances. Units may be redeemed at the end of a specified performance period or other period, or redemption may be deferred to a date authorized by the Committee.

     4.04 Redemption With Respect to Units. Redemptions with respect to Units shall be made in cash, in Common Shares, or in a combination of the two, as determined by the Committee.

     4.05 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Units after termination of the Participant's employment or service, and the circumstances under which Units may be forfeited.

                                   ARTICLE V

SHARE AWARDS

     5.01 Award of Share Awards. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, issue or transfer to any

Participant in the Plan Share Awards. Each Share Award shall represent the right of the Participant to receive a Common Share if certain conditions are met.

     5.02 Share Award Agreements. The Grant of a Share Award shall be evidenced by a written Grant Agreement, executed by RAIT and the holder of a Share Award, and shall specify the number of Common Shares to be granted pursuant to the Share Award, when the restrictions, if any, will lapse, and the other terms and conditions of the Share Award.

     5.03 Terms. Common Shares issued or transferred pursuant to Share Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Share Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Share Awards will remain subject to restrictions will be designated in the Grant Agreement as the "Restriction Period."

     5.04 Termination of Employment or Service. The Committee shall determine in the Grant Agreement under what circumstances a Participant may retain Share Awards after termination of the Participant's employment or service, and the circumstances under which Share Awards may be forfeited.

     5.05 Restrictions on Transfer and Legend on Share Certificate. During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the Common Shares subject to the Share Award. Each certificate for a Common Share of a Share Award, or electronic book entry equivalent, for a Common Share of a Share Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Participant shall be entitled to have the legend removed from the share certificate covering the Common Shares subject to restrictions when all restrictions on such Common Shares have lapsed. The Committee may determine that RAIT will not issue certificates for Share Awards until all restrictions on such shares have lapsed, or that RAIT will retain possession of certificates for Common Shares of Share Awards until all restrictions on such shares have lapsed.

     5.06 Right to Vote and to Receive Dividends. The Committee shall determine to what extent, and under what conditions, the Participant shall have the right to vote Common Shares of a Share Award and to receive any dividends or other distributions paid on such Common Shares during the Restriction Period. The Committee may determine that a Participant's entitlement to dividends or other distributions with respect to a Share Award shall be subject to achievement of performance goals or other conditions.

                                   ARTICLE VI

DIVIDEND EQUIVALENTS

     6.01 General Requirements. When the Committee makes a Grant under the Plan, the Committee may grant Dividend Equivalents in connection with such Grants, under such terms and conditions as the Committee deems appropriate under this Article VI. Dividend Equivalents may be paid to Participants currently or may be deferred, as determined by the Committee. All Dividend Equivalents that are not paid currently shall be credited to accounts on RAIT's records for purposes of the Plan. Dividend Equivalents may be accrued as a cash obligation, or may be converted to Units for the Participant, as determined by the Committee. Unless otherwise specified in the Grant Agreement, deferred Dividend Equivalents will not accrue interest. The Committee may provide that Dividend Equivalents shall be payable based on the achievement of specific performance goals.

     6.02 Payment with Respect to Dividend Equivalents. Dividend Equivalents may be payable in cash or Common Shares or in a combination of the two, as determined by the Committee.

                                  ARTICLE VII

OTHER SHARE-BASED AWARDS

     The Committee may grant Other Share-Based Awards, which are awards that are based on, measured by or payable in Common Shares to any Participant, on such terms and conditions as the Committee shall determine. Other Share-Based Awards may be awarded subject to the achievement of performance goals or other conditions and may be payable in cash, Common Shares or any combination of the foregoing, as the Committee shall determine in the Grant Agreement. Common Shares to be issued under the Phantom Share Plan to participants in the Phantom Share Plan shall be issued under the Plan pursuant to this Article VII.

                                  ARTICLE VIII

QUALIFIED PERFORMANCE-BASED COMPENSATION

     8.01 Designation as Qualified Performance-Based Compensation. The Committee may determine that Units, Share Awards, Dividend Equivalents or Other Share-Based Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Article VIII shall apply to any such Grants that are to be considered "qualified performance-based compensation" under section 162(m) of the Code. To the extent that Grants of Units, Share Awards, Dividend Equivalents or Other Share-Based Awards designated as "qualified performance-based compensation" under section 162(m) of the Code are made, no such Grant may be made as an alternative to another Grant that is not designated as "qualified performance based compensation" but instead must be separate and apart from all other Grants made.

     8.02 Performance Goals. When Units, Share Awards, Dividend Equivalents or Other Share-Based Awards that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of section 162(m) of the Code for "qualified performance-based compensation." The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

     8.03 Criteria Used for Objective Performance Goals. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Common Share price, earnings per Common Share, net earnings, operating earnings, return on assets, shareholder return, return on equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specific revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures. The performance goals may relate to the Participant's business unit or the performance of RAIT, a Subsidiary, a Parent, or Affiliate or RAIT and its Parent, Subsidiaries and Affiliates as a whole, or any combination of the foregoing. Performance goals need not be uniform as among Participants.

     8.04 Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code.

     8.05 Certification of Results. The Committee shall certify and announce the results for the performance period to all Participants after RAIT announces RAIT's financial results for the performance period. The Committee shall determine the amount, if any, to be paid pursuant to each Grant based on the achievement of the performance goals and the terms of each Grant Letter.

     8.06 Death, Disability or Other Circumstances. The Committee may provide in the Grant Agreement that Grants shall be payable, in whole or in part, in the event of the Participant's death or disability, a Change of Control or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

     8.07  Shareholder Approval for "Qualified Performance Based
Compensation". If Units, Share Awards, Dividend Equivalents or Other Share-Based Awards are granted as "qualified performance-based compensation" under this Article VIII, the Plan must be reapproved by RAIT's shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Article VIII, if additional Grants are to be made under Article VIII and if required by section 162(m) of the Code or the regulations thereunder.

                                   ARTICLE IX

CONSEQUENCES OF A CHANGE OF CONTROL

     9.01 Assumption of Grants. Upon a Change of Control where RAIT is not the surviving entity (or survives only as a subsidiary of another entity), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed, or replaced with comparable options or rights, by the surviving entity (or a parent or subsidiary of the surviving entity), and other outstanding Grants shall be converted to similar grants of the surviving entity (or a parent or subsidiary of the surviving entity).

     9.02 Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (ii) determine that the restrictions and conditions on outstanding Share Awards shall lapse, in whole or in part, upon the Change of Control or upon such other event as the Committee determines, (iii) determine that Participants holding Units shall receive a redemption in settlement of such Units and that Dividend Equivalents and Other Share-Based Awards shall become fully payable in cash or Common Shares in amounts determined by the Committee,
(iv) require that Participants surrender their outstanding Options and SARs in exchange for a payment by RAIT, in cash or Common Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Common Shares subject to the Participant's unexercised Options and SARs exceeds the Option Price of the Options or the base amount of SARs, as applicable, or (v) after giving Participants an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

                                   ARTICLE X

MISCELLANEOUS

     10.01 General Restriction. Each Grant under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Common Shares subject or related thereto upon any securities exchange or under any state or Federal law, (ii) the consent or approval of any government regulatory body, or (iii) an agreement by the recipient of a Grant with respect to the disposition of Common Shares, is necessary or desirable as a condition of, or in connection with, the granting of such Grant or the issue or purchase of Common Shares thereunder, such Grant may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

     10.02 Repricing. Notwithstanding anything in the Plan to the contrary, the Committee may not reprice Options, nor may the Committee amend the Plan to permit repricing of Options, unless the shareholders of the Company provide prior approval for such repricing.

     10.03 Non-Assignability. No Grant under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Grant shall be exercisable only by such person or by such person's guardian or legal representative. Notwithstanding the foregoing, the Committee may provide in a Grant Agreement, or amend an otherwise outstanding Grant Agreement to provide, that a Participant may transfer Nonqualified Options to family members of the Participant, one or more trusts in which family members of the Participant have more than 50% of the beneficial interest, foundations in which family members of the Participant (or the Participant) control the management of assets, or any other entity in which family members of the Participant (or the Participant) own more than 50% of the voting interests, consistent with applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of a Nonqualified Option and the transferred Nonqualified Option shall continue to be subject to the same terms and conditions as were applicable to the Nonqualified Option immediately before the transfer.

     10.04 Withholding Taxes. Whenever RAIT proposes or is required to issue or transfer Common Shares under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. The Company may also deduct from the payment of cash payable pursuant to a Grant or other wages paid by the Company to the Participant the amount of any withholding taxes due with respect to such Grants. Alternatively, if the Committee so permits, a Participant may elect to satisfy the Company's tax withholding obligation with respect to Grants paid in Common Shares by having shares withheld at the time such Grants become taxable, up to an amount that does not exceed the Participant's minimum applicable withholding tax rate for federal (including
FICA), state and local tax liabilities. In addition, with respect to any required tax withholding amount that exceeds the minimum applicable withholding tax rate, the Committee may permit a Participant to satisfy such withholding obligation with respect to such excess amount by providing that the Participant may elect to deliver to RAIT the Common Shares owned by the Participant that have been held by the Participant for the requisite period of time to avoid adverse accounting consequences to RAIT. The elections described in this Section
10.04 must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee. For withholding tax purposes, the Common Shares shall be valued on the date the withholding obligation is incurred.

     10.05  Employment or Service.

     (a) Nothing in the Plan or in any Grant Agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or effect any right which the Company may have to terminate the employment or service of such Participant.

     (b) The terms "employ" or "employment" shall, where the context requires, be deemed to include the hiring, continuation or termination of the services of any Consultant participating in the Plan.

     10.06 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Grants, the form, amount and timing of such Grants, the terms and provisions of such Grants and the Grant Agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Grants under the Plan, whether or not such persons are similarly situated.

     10.07 Rights as a Shareholder. The recipient of any Grant under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for Common Shares are issued to him.

     10.08 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Grant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment or service within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Grants under the Plan theretofore made to any recipient who takes such leave of absence.

     10.09 Newly Eligible Persons. The Committee shall be entitled to make such rules, regulations, determinations and Grants as it deems appropriate in respect of any person who becomes eligible to participate in the Plan or any portion thereof after the commencement of a Grant or incentive period.

     10.10 Adjustments. In the event of any change in the number or kind of outstanding Common Shares by reason of a share dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, or by reason of any other extraordinary or unusual event affecting the outstanding Common Shares as a class without RAIT's receipt of consideration, the Committee may appropriately adjust the maximum number of Common Shares which may be issued under the Plan, the maximum number of Common Shares for which any individual may receive pursuant to Grants in any year, the number of Common Shares subject to outstanding Grants, the kind of shares to be issued or transferred under the Plan, and the price per Common Share or the applicable market value of such Grants; provided, however, that any fractional Common Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     10.11  Amendment of the Plan.

     (a) The Committee may amend or terminate this Plan at any time; provided, however, that the Committee shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements. The Committee may also condition or modify Grants under this Plan in response to changes in securities, tax or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with the rules or requirements of any stock exchange or automated quotation system (including the Nasdaq Stock Market) on which the Common Shares are listed or quoted.

     (b) The Committee may at any time and from time to time terminate or modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of Common Shares which may be issued under the Plan (other than increases pursuant to Section 10.10), (ii) extend the maximum period during which any Grant may be granted or exercised, or
(iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Participant, adversely affect his or her rights under a Grant previously awarded to him or her.

     10.12 Deferrals. The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to the Participant in connection with any Grant. The Committee shall establish rules and procedures for such deferrals taking into account the terms of the Plan and section 409A of the Code.

     10.13 Grants in Connection with Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, real estate investment trust, firm or association, including Grants to employees thereof who become Employees, or for other proper purposes, or (ii) limit the right of RAIT to grant options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another real estate investment trust who becomes an Employee by reason of a merger, consolidation, acquisition of shares or property, reorganization or liquidation involving RAIT in substitution for a grant made by such real estate investment trust. The terms and conditions of the substitute Grants may vary from the terms and conditions required by the Plan and from those of the substituted share incentives. The Committee shall prescribe the provisions of the substitute Grants.

     10.14 Compliance with Law. The Plan, the exercise of Options and the obligations of RAIT to issue or transfer Common Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act, it is the intent of RAIT that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of RAIT that the Plan and applicable Grants comply with the applicable provisions of sections 162(m) and 422 of the Code and any deferrals under the Plan comply with section 409A of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or sections 162(m), 409A or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Participants. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     10.15 Enforceability. The Plan shall be binding upon and enforceable against RAIT and its successors and assigns.

     10.16 Funding of the Plan; Limitation on Rights. This Plan shall be unfunded. Neither RAIT or any other Company shall be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. Nothing contained in the Plan and no action taken pursuant hereto shall create or be construed to create a fiduciary relationship between RAIT or any other Company and any Participant or any other person. No Participant or any other person shall under any circumstances acquire any property interest in any specific assets of RAIT or any other Company. To the extent that any person acquires a right to receive payment from RAIT hereunder, such right shall be no greater than the right of any unsecured general creditor of RAIT.

     10.17 Rights of Participants. Nothing in this Plan shall entitle any Employee, Non-Employee Trustee, Consultant or other person to any claim or right to receive a Grant under this Plan.

     10.18 No Fractional Common Shares. No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     10.19 Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of State of Maryland, without giving effect to the conflict of laws provisions thereof.

                                                                      APPENDIX C

                             RAIT INVESTMENT TRUST

                                     PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                      OF TRUSTEES OF RAIT INVESTMENT TRUST

     The undersigned hereby appoints Betsy Z. Cohen and Ellen J. DiStefano, and each of them, as and for the proxies of the undersigned, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the Common Shares of Beneficial Interest of RAIT Investment Trust held of record by the undersigned on February 25, 2005 at the Annual Meeting of Shareholders of RAIT Investment Trust, to be held Wednesday, May 18, 2005 and at any and all adjournments, postponements or continuations thereof as set forth on the reverse side hereof. Each of Proposals 1-3 in this proxy is proposed by RAIT Investment Trust.

(continued and to be signed on the reverse side)

PLEASE MARK, SIGN, DATE AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. ELECTION OF TRUSTEES

[ ] FOR ALL NOMINEES                            Nominees:
                                                [ ] Betsy Z. Cohen
[ ] WITHHOLD AUTHORITY                          [ ] Edward S. Brown
   FOR ALL NOMINEES                             [ ] Jonathan Z. Cohen
                                                [ ] S. Kristin Kim
                                                [ ] Arthur Makadon
[ ] FOR ALL EXCEPT                              [ ] Joel R. Mesznik
   (See instructions below)                     [ ] Daniel Promislo

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee for whom you wish to withhold authority to vote, as shown here [X]

2. PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE RAIT INVESTMENT TRUST 1997 STOCK OPTION PLAN (THE "EQUITY PLAN").

[ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. PROPOSAL TO APPROVE THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 2005 FISCAL YEAR.

[ ] FOR  [ ] AGAINST  [ ] ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED, FOR THE AMENDMENT AND RESTATEMENT OF THE EQUITY PLAN AND FOR APPROVAL OF GRANT THORNTON LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR RAIT INVESTMENT TRUST FOR FISCAL 2005. THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT, POSTPONEMENT OR CONTINUATION THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES ALL PRIOR PROXIES.

Please check the box if you plan to attend the meeting:  [ ]

     To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [ ]

                                               Date:
---------------------------------------------  ---------------------------------------------
Signature of Shareholder

                                               Date:
---------------------------------------------  ---------------------------------------------
Signature of Shareholder

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

                                       C-2